Exhibit 10.1

SALE OF SHARES AGREEMENT

between

NET1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED

NET1 UEPS TECHNOLOGIES, INC.

OLD MUTUAL LIFE ASSURANCE COMPANY (SOUTH AFRICA) LIMITED

LIRAST (MAURITIUS) COMPANY LIMITED

SIG INTERNATIONAL INVESTMENT (BVI) LIMITED

ALDGATE INTERNATIONAL LIMITED

IVAN EPSTEIN

PFCC (BVI) LIMITED

PCF INVESTMENTS (BVI) LIMITED

OVOBIX (RF) PROPRIETARY LIMITED

LUXANIO 227 PROPRIETARY LIMITED

VISTA CAPITAL INVESTMENTS PROPRIETARY LIMITED

VISTA TREASURY PROPRIETARY LIMITED

K2021477132 (SOUTH AFRICA) PROPRIETARY LIMITED

and

CASH CONNECT MANAGEMENT SOLUTIONS PROPRIETARY LIMITED

ANNEXURES

Annexure A	Leased Premises
Annexure B	Warranties
Annexure C	Sellers' Designated Accounts
Annexure D	Notices and Domicilia
Annexure E	Key Executives
Annexure F	Calculation Certificate

CLIFFE DEKKER HOFMEYR

PART 1 - INTERPRETATION

1 PARTIES

1.1 The Parties to this Agreement are -

1.1.1 Net1 Applied Technologies South Africa Proprietary Limited;

1.1.2 Net1 UEPS Technologies, Inc.;

1.1.3 Old Mutual Life Assurance Company (South Africa) Limited;

1.1.4 Lirast (Mauritius) Company Limited;

1.1.5 SIG International Investment (BVI) Limited;

1.1.6 Aldgate International Limited;

1.1.7 Ivan Michael Epstein;

1.1.8 PFCC (BVI) Limited;

1.1.9 PCF Investments (BVI) Limited;

1.1.10 Ovobix (RF) Proprietary Limited;

1.1.11 Luxanio 227 Proprietary Limited;

1.1.12 Vista Capital Investments Proprietary Limited;

1.1.13 Vista Treasury Proprietary Limited;

1.1.14 K2021477132 (South Africa) Proprietary Limited; and

1.1.15 Cash Connect Management Solutions Proprietary Limited.

1.2 The Parties agree as set out below.

2 INTERPRETATION

2.1 In this Agreement, unless the context indicates a contrary intention, the following words and expressions bear the meanings assigned to them and cognate expressions bear corresponding meanings -

2.1.1 "Accounts Receivable" means all the claims of the Target Group on the Effective Date against trade and other debtors;

2.1.2 "Actual EBITDA" means the EBITDA of the Operating Companies determined with reference only to the 2022 Audited Financial Statements;

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2.1.3 "Actual EBITDA Shortfall" shall have the meaning ascribed thereto in clause 13.1;

2.1.4 "Adjusted Equity Value" means -

2.1.4.1 the Base Equity Value; plus

2.1.4.2 the Botswana Adjustment Amount, if any; plus

2.1.4.3 the Wear & Tear Adjustment Amount, if any; less

2.1.4.4 the Third Party Costs; less

2.1.4.5 Leakage, if any;

2.1.5 "AFSA" means the Arbitration Foundation of Southern Africa;

2.1.6 "Agreement" means this sale of shares and claims agreement;

2.1.7 "Agreed MAE Definition" means the following definition for a material adverse effect: "Material Adverse Effect" means the occurrence of any event or circumstance or the change in any circumstances which, in the reasonable opinion of the Lender, is likely or is reasonably likely to have a material adverse effect on: (i) the business, operations, property, condition (financial or otherwise), or the prospects of an Obligor; or (ii) the ability of an Obligor to perform any of its obligations under the Finance Documents to which it is a party; or (iii) the validity or enforceability of any of, or the effectiveness or ranking of any Security granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of the Lender under any of the Finance Documents.";

2.1.8 "Aldgate" means Aldgate International Limited, BV Co 2028198, a limited liability private company incorporated in the British Virgin Islands;

2.1.9 "Anti-Corruption Laws" means any anti-corruption or bribery laws or regulations of any applicable jurisdiction, as amended from time to time, including -

2.1.9.1 the Prevention and Combating of Corrupt Activities Act, No 12 of 2004;

2.1.9.2 the UK Bribery Act 2010;

2.1.9.3 the U.S. Foreign Corrupt Practices Act 1977;

2.1.9.4 any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed on 17 December 1997; and

2.1.9.5 any other law of similar purpose and scope in any jurisdiction;

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2.1.10 "Approved Transactions" means the Sale, and other transactions contained in the agreements and/or transactions referred to in clauses 4.1.13 and 2.1.16 once approved by the Purchaser in writing, acting reasonably;

2.1.11 "Audited Accounts" means the signed, unqualified audited annual financial statements of the Operating Companies as at and in respect of the financial year ended 28 February 2021, attached to the Reference Email;

2.1.12 "Auditors" means the auditors of the Target Companies, being Ernst & Young Inc.;

2.1.13 "Base Equity Value" means R3,683,559,419 (being the "Base Equity Value" referred to as such in the form of the Calculation Certificate);

2.1.14 "Botswana" means the Republic of Botswana;

2.1.15 "Botswana Adjustment Amount" shall bear the meaning ascribed thereto in clause 14.1;

2.1.16 "Botswana Kazang Transfer Date" means the date on which either the Sellers' Representative and/or the Purchaser notifies the other that Main Street 1723 is registered in the securities register of Kazang Botswana as being the holder of all of issued shares in Kazang Botswana pursuant to a signed (unconditional) agreement approved by the Purchaser in writing (which approval shall not be unreasonably withheld or delayed);

2.1.17 "Business" means the business activities conducted by the Operating Companies as at the Signature Date or at any time during the 12 month period prior to the Signature Date, including the provision of -

2.1.17.1 cash management and payment solutions (including cash vaults, instant cash access features, risk cover, cash-in-transit solutions, cash deposit services and supplier payment services);

2.1.17.2 short term unsecured lending;

2.1.17.3 value-added services and products sold through point-of-sale terminals/digital wallets and prepaid products (including electricity, airtime, data, DStv and gaming);

2.1.17.4 financial products including money transfers and cash-in/cash-out services and solutions;

2.1.17.5 the provision of traditional and mobile point-of-sale solutions (including card transactions processed via point-of-sale terminals);

2.1.17.6 the provision of payment solutions to merchants and billers, including in respect of devices and micro-payment services; and

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2.1.17.7 card acquiring services and solutions;

2.1.18 "Capacity and Authority Warranty" means each of the Warranties contained in clause 33.1;

2.1.19 "Cash Connect Capital" means Cash Connect Capital Proprietary Limited, registration number 2017/029430/07, a limited liability private company incorporated in South Africa;

2.1.20 "Cash Connect Rentals" means Cash Connect Rentals Proprietary Limited, registration number 2009/007139/07, a limited liability private company incorporated in South Africa;

2.1.21 "Cash Connect Preference Shares" means 5 cumulative, redeemable, convertible, no par value preference shares in the issued share capital of CCMS, held by Phillips;

2.1.22 "Cash Connect Sale Shares" means 340 issued ordinary "B" shares in CCMS, held by Old Mutual in CCMS as at the Signature Date, the Effective Date and at Closing;

2.1.23 "CCMS" means Cash Connect Management Solutions Proprietary Limited, registration number 2006/010530/07, a limited liability private company incorporated in South Africa;

2.1.24 "Calculation Certificate" shall have the meaning ascribed thereto in clause 16.1;

2.1.25 "Closing" means closing as contemplated in clause 17;

2.1.26 "Closing Date" means the 5th business day following the date on which the Closing Equity Value is finally agreed, deemed to have been agreed, or determined in accordance with the provisions of clause 16;

2.1.27 "Closing Equity Value" shall bear the meaning attached thereto in clause 16.1;

2.1.28 "Commissioner" means the Commissioner, appointed in terms of section 189 of the Companies Act;

2.1.29 "Companies Act" means the Companies Act, No 71 of 2008;

2.1.30 "Competition Act" means the Competition Act, No 89 of 1998 and any other legislation of any applicable Competition Authority;

2.1.31 "Competition Authorities" means the competition authorities of South Africa, Namibia and Botswana;

2.1.32 "Conditions Precedent" means the suspensive conditions set out in clause 4;

2.1.33 "Consideration Shares" shall have the meaning ascribed thereto in clause 33.1.4.1;

2.1.34 "CSDP" shall bear the meaning ascribed thereto in clause 18.1;

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2.1.35 "Cut-off Date" means the 60th business day following the Designated Date;

2.1.36 "Deposit Manager" means Deposit Manager Proprietary Limited, registration number 2010/016889/07, a limited liability private company duly incorporated in South Africa;

2.1.37 "Deposit Manager Sellers" means Pierre Johann Liebenberg and Alan Serrurier;

2.1.38 "Deposit Manager SPAs" means -

2.1.38.1 the agreement headed "Sale of Shares Agreement" between CCMS and Pierre Johann Liebenberg, entered into contemporaneously with this Agreement, in terms of which, inter alia, Pierre Johann Liebenberg sells all of his shares in and claims against Deposit Manager to CCMS; and

2.1.38.2 the agreement headed "Sale of Shares Agreement" between CCMS and Alan Serrurier, entered into contemporaneously with this Agreement, in terms of which, inter alia, Alan Serrurier sells all of his shares in and claims against Deposit Manager to CCMS;

2.1.39 "Designated Date" means the day on which the last outstanding Condition Precedent is fulfilled or waived (where such Condition Precedent is capable of waiver), as the case may be;

2.1.40 "Designated Employees" means those employees of the Target Group listed in the schedule headed "Designated Employees" attached to the Reference Email;

2.1.41 "Disclosure Schedule" means a schedule headed "Disclosure Schedule" containing various disclosures against the Warranties and Indemnities, which schedule is attached to the Reference Email;

2.1.42 "Distribution" means any distribution whatsoever to the direct or indirect shareholders of CCMS and K2021, including distributions by way of dividends (including dividends in specie), capital reduction, share repurchases, fees, interest payments, royalties, repayment of loan accounts and the like;

2.1.43 "Due Diligence Investigation" means the financial, legal, operational and tax due diligence investigation conducted into the affairs of the Target Group and the Business by the Purchaser and/or its representatives;

2.1.44 "Due Diligence Reports" means collectively, the -

2.1.44.1 legal due diligence report prepared by the Purchaser's Attorneys, dated 14 September 2021;

2.1.44.2 financial and tax due diligence report(s) prepared by PricewaterhouseCoopers, dated 2 September 2021; and

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2.1.44.3 commercial due diligence report prepared by the Purchaser on or about 19 September 2021;

2.1.45 "EBITDA" means the consolidated net profits of -

2.1.45.1 all the Operating Companies (other than K2020) for the relevant financial period, determined in accordance with IFRS before any amount attributable to -

2.1.45.1.1 interest;

2.1.45.1.2 tax;

2.1.45.1.3 depreciation and/or amortisation; and

2.1.45.1.4 any fair value adjustments of financial instruments,

but -

2.1.45.1.5 excluding, any Third Party Costs in relation to the financial year ended 28 February 2022; and

specifically including -

2.1.45.1.6 any net interest income attributable to CCMS; and

2.1.45.1.7 interest income attributable to the management of the cash flow from treasury in CCMS specifically including the benefit earned from any pooling or offset agreements; and

2.1.45.2 in respect of K2020, the K2020 operating profit before tax as specified in the accounts of K2020 for any relevant period, specifically including interest income relating to customers and relevant interest expense included in cost of sales;

2.1.46 "Effective Date" means 1 March 2021 and more particularly, the commencement of business on that date;

2.1.47 "Enterprise Value" means the enterprise value attributed by the Parties to the Target Group, being an amount of R4,800,000,000;

2.1.48 "Epstein" means Ivan Michael Epstein, South African identity number xxx;

2.1.49 "Epstein Loan" means the interest free loan of R4,721,040 lent and advanced by Epstein to Ovobix;

2.1.50 "Escalation Amount" means the amount derived, in Rands, by applying the Escalation Rate to the Enterprise Value on and from the Effective Date up to but excluding the Closing Date;

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2.1.51 "Escalation Rate" means a rate of 3.05% per annum;

2.1.52 "Escrow Agent" means TMF Corporate Services (South Africa) Proprietary Limited, registration number 2006/013631/07, a limited liability private company incorporated in South Africa;

2.1.53 "Extraordinary Items" means material items possessing a high degree of abnormality which arise from events or transactions that fall outside the ordinary activities of the Operating Companies, being non-recurring and non-trading items;

2.1.54 "Fairly Disclosed" means disclosed in such a manner so that on a review of the document, a reasonable buyer would be aware of the specific fact, matter or other information and be in a position to make a reasonably informed assessment of the fact, matter or other information;

2.1.55 "Futuregrowth Management" means Futuregrowth Asset Management Proprietary Limited, registration number 1996/018222/07, a limited liability private company incorporated in South Africa;

2.1.56 "Gap Period" means the period extending from and including the Signature Date up to but excluding the Closing Date;

2.1.57 "Gap Period Undertakings" means, collectively, the undertakings set out in clauses 21.1, 21.2, 21.3 and 21.4;

2.1.58 "Gap Period Undertaking Claim" shall have the meaning ascribed thereto in clause 21.6;

2.1.59 "Gap Period Warranty and Indemnity Claim" shall have the meaning ascribed thereto in clause 23.2;

2.1.60 "Governmental Entity" means (i) any national, federal, state, county, municipal, local, or foreign government or any entity exercising executive, legislative, judicial, regulatory, taxing, or administrative functions of or pertaining to government, (ii) any public international organization, (iii) any agency, division, bureau, department, or other political subdivision of any government, entity or organisation described in the foregoing clauses (i) or (ii) of this definition, (iv) any company, business, enterprise, or other entity owned, in whole or in part, or controlled by any government, entity, organisation, or other person described in the foregoing clauses (i), (ii) or (iii) of this definition, or (v) any political party;

2.1.61 "Government Official" means (i) any official, officer, employee, or representative of, or any person acting in an official capacity for or on behalf of, any Governmental Entity, (ii) any political party or party official or candidate for political office, (iii) a Politically Exposed Person (PEP) as defined by the Financial Action Task Force (FATF) or Groupe d'action Financière sur le Blanchiment de Capitaux (GAFI); or (iv) any company, business, enterprise or other entity owned, in whole or in part, or controlled by any person described in the foregoing clauses (i), (ii) or (iii) of this definition;

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2.1.62 "Group Company Representative" means any director, prescribed officer (as defined in the Companies Act), agent (acting in its capacity as an agent of any member of the Target Group) or employee (with an annual cost to company of more than R400,000 (excluding any applicable discretionary bonus but in the case of sales persons, including any applicable commissions)) of a Group Company (in each case, acting in their capacity as such);

2.1.63 "Health and Safety Laws" means all laws regulating health and safety in the workplace, including but not limited to, laws governing compensation for injuries sustained and illnesses suffered in the course and scope of an employee's employment;

2.1.64 "Heilbron" means Steven John Heilbron, South African identity number xxx;

2.1.65 "IFRS" the International Financial Reporting Standards for Small and Medium Enterprises, as adopted from time to time by the Board of the International Accounting Standards Committee, or its successor body, and approved for use in South Africa from time to time by the Financial Reporting Standards Council established in terms of section 203 of the Companies Act;

2.1.66 "Indemnities" means any indemnity given by the Sellers in terms of this Agreement including in terms of clause 27 and "Indemnity" shall have a corresponding meaning;

2.1.67 "Intellectual Property" means the following in any location or jurisdiction worldwide -

2.1.67.1 all inventions (whether patentable or unpatentable) and whether or not reduced to practise, all improvements thereto, and all patents, patent applications, and patent disclosures, together with all revisions, extensions and re-examinations thereof;

2.1.67.2 all trade marks, service marks, trade dress, logos, trade names and corporate names, (including all domain names, internet and intranet names, addresses, icons and other designations useful to identify or locate the Target Companies or the Business on a computer network such as the world wide web), together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith;

2.1.67.3 all works capable of copyright, all copyright, and all applications, registrations and renewals in connection therewith;

2.1.67.4 all trade secrets and business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supply lists, pricing and cost information, and business and marketing plans and proposals);

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2.1.67.5 all computer software (including data and related documentation);

2.1.67.6 all patterns and/or designs and design applications and registrations;

2.1.67.7 all other proprietary rights; and

2.1.67.8 all copies and tangible embodiments thereof, in each instance in whatever form or medium;

2.1.68 "Insurance Policy" means the written non-recourse warranty and indemnity insurance policy to be taken out by the Purchaser in terms of which a third party underwriter indemnifies the Purchaser against all or any portion of any loss suffered by it as a result of any Warranty and Indemnity Claims, subject to the provisions of clause 25;

2.1.69 "Interim Period" means the period extending from (and including) the Effective Date up to (but excluding) the Signature Date;

2.1.70 "Kazang Botswana" means Kazang Prepaid Proprietary Limited, registration number CO2017/2253, a limited liability private company incorporated in Botswana;

2.1.71 "Kazang Namibia" means Kazang Prepaid Namibia Proprietary Limited (formerly named Aloe Investments Two Hundred and Fifty Two Proprietary Limited), registration number 2019/0834, a limited liability private company incorporated in Namibia;

2.1.72 "Key Executives" means the employees of the Target Group listed in Annexure E, or any one of them, as the context requires;

2.1.73 "K2020" means K2020263969 (South Africa) Proprietary Limited, registration number 2020/263969/07, a limited liability private company incorporated in South Africa;

2.1.74 "K2021" means K2021477132 (South Africa) Proprietary Limited, registration number 2021/477132/07, a limited liability private company incorporated in South Africa;

2.1.75 "K2021 Sale Shares" means the 521 issued Ordinary Shares in K2021, held by Old Mutual in K2021 as at the Signature Date, the Effective Date and at Closing;

2.1.76 "Leakage" means -

2.1.76.1 any Distribution by the Target Group to or for the benefit of any of the Sellers or any Related Person of any of the Sellers;

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2.1.76.2 any payments made (or assets transferred or liabilities assumed, indemnified, or incurred) by the Target Group to or for the benefit of any of the Sellers and/or any Related Person of any of the Sellers; and/or

2.1.76.3 the waiver or forgiveness by the Target Group of any economic benefit or amount owed to the Target Group by any of the Sellers and/or any Related Person of any of the Sellers; and/or

2.1.76.4 Third Party Costs referred to in clause 2.1.138.3 in excess of R25,000,000; and/or

2.1.76.5 in respect of Investment Holdcos (and without derogating from the aforegoing), any liability of whatsoever nature not disclosed in the Luxanio Management Accounts and Ovobix Management Accounts;

but specifically excluding Permitted Leakage;

2.1.77 "Leased Premises" means those properties which are owned by third parties and are leased to Group Companies and/or used, or are available for use, in the Business, more fully described in Annexure A;

2.1.78 "Licence" means any licence, permit, approval, consent, authorisation, order, licence application, and licence amendment application of or to a Governmental Body and all governmental or third party product registrations or approvals;

2.1.79 "Lirast" means Lirast (Mauritius) Company Limited, company number 2066927, a limited liability private company incorporated in Mauritius and currently registered under the laws of the British Virgin Islands;

2.1.80 "Longstop Date" means 31 May 2022, unless otherwise agreed in writing between the Sellers' Representative and the Purchaser prior thereto;

2.1.81 "Luxanio" means Luxanio 227 Proprietary Limited, registration number 2018/605739/07, a limited liability private company incorporated in South Africa;

2.1.82 "Luxanio Cancellation Agreement" means the cancellation agreement referred to in clause 4.1.10;

2.1.83 "Luxanio Management Accounts" means the internally prepared management accounts of Luxanio, for the period 1 August 2020 to 30 September 2021, attached to the Reference Email;

2.1.84 "Luxanio Sale Shares" means the 100 issued Ordinary Shares in Luxanio, held by Vista Capital Investments as at the Signature Date, the Effective Date and at Closing;

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2.1.85 "Management Accounts" means the internally prepared management accounts of the Operating Companies, for the period 1 March 2021 to 31 August 2021, attached to the Reference Email;

2.1.86 "Management Beneficiaries" means the employees of the Target Group listed in the schedule headed "Management Beneficiaries" attached to the Reference Email;

2.1.87 "Main Street 1723" means Main Street 1723 Proprietary Limited, registration number 2019/300711/07, a limited liability private company incorporated in South Africa;

2.1.88 "Material Adverse Change" means -

2.1.88.1 any event, circumstance, fact, occurrence or state of affairs or series or combination thereof which arises prior to Closing and which is beyond the control of the Sellers and has or is reasonably likely to have an adverse effect on the EBITDA of the Operating Companies (measured on the basis of a forward looking 12 month rolling period, excluding Extraordinary Items, with reference to the applicable event, circumstance, fact, occurrence or state of affairs, as the case may be) of more than R45,000,000; and/or

2.1.88.2 the South African government declares a national state or emergency in terms of the State of Emergency Act, No. 64 of 1997 or a national state of disaster (other than in relation to the COVID-19 pandemic) in terms of the Disaster Management Act, No. 57 of 2002;

2.1.89 "Material Agreements" means the agreements listed in the schedule headed "Material Agreements" attached to the Reference Email;

2.1.90 "Merger Notification" means the merger notice and all annexures thereto to be submitted to the Competition Authorities as contemplated in clause 7;

2.1.91 "NASDAQ" means the Nasdaq Stock Market (Nasdaq Global Select Market) of the NASDAQ OMX Group, Inc.;

2.1.92 "NBO" means a letter agreement headed "Indicative Non-Binding Offer to Acquire Cash Connect" entered into between, inter alios, the Purchaser and one or more of the Sellers on or about 30 April 2021;

2.1.93 "Old Mutual" means Old Mutual Life Assurance Company (South Africa) Limited, registration number 1999/004643/06, a limited liability public company incorporated in South Africa and acting through its duly authorised agent Futuregrowth Management;

2.1.94 "Operating Companies" means CCMS and K2021 and their respective subsidiaries, and the Cash Connect Collateral Holding Trust, and "Operating Company" shall mean any one of them;

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2.1.95 "Ordinary Shares" means ordinary shares in the applicable Target Company;

2.1.96 "Ovobix" means Ovobix (RF) Proprietary Limited, registration number 2013/068120/07, a limited liability private company incorporated in South Africa;

2.1.97 "Ovobix Loan" means the interest free loan of R8,558,960 lent and advanced by the shareholders of Ovobix in the following proportions -

2.1.97.1 Lirast - R5,743,600;

2.1.97.2 PCF - R2,320,680; and

2.1.97.3 SIG - R494,680;

2.1.98 "Ovobix Management Accounts" means the internally prepared management accounts of Ovobix, for the period 1 March 2021 to 30 September 2021, attached to the Reference Email;

2.1.99 "Ovobix Sale Shares" means -

2.1.99.1 1,730 issued Ordinary Shares in Ovobix, held by Lirast in Ovobix as at the Signature Date, the Effective Date and at Closing;

2.1.99.2 149 issued Ordinary Shares in Ovobix, held by SIG in Ovobix as at the Signature Date, the Effective Date and at Closing;

2.1.99.3 1,422 issued Ordinary Shares in Ovobix, held by Aldgate in Ovobix as at the Signature Date, the Effective Date and at Closing;

2.1.99.4 110 issued Ordinary Shares in Ovobix, held by PFCC in Ovobix as at the Signature Date, the Effective Date and at Closing; and

2.1.99.5 589 issued Ordinary Shares in Ovobix, held by PCF in Ovobix as at the Signature Date, the Effective Date and at Closing;

2.1.100 "Ovobix Sellers" means Lirast, SIG, Aldgate, PFCC and PCF;

2.1.101 "Parties" means the parties to this Agreement;

2.1.102 "PCF" means PCF Investments (BVI) Limited, registration number BV CO 1851185, a limited liability private company incorporated in the British Virgin Islands;

2.1.103 "Permitted Leakage" means -

2.1.103.1 directors' fees paid by the Operating Companies in the normal and ordinary course;

2.1.103.2 any salaries and bonuses paid by the Operating Companies in respect of the employment by the Operating Companies in the normal and ordinary course;

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2.1.103.3 amounts paid by CCMS in respect of the redemption and/or repurchase (as the case may be) of the Cash Connect Preference Shares, provided that any value (of any nature whatsoever) afforded to Phillips in excess of R26,445,948 will nevertheless be regarded as Leakage; and

2.1.103.4 amounts paid by the Target Companies in respect of the U.S. GAAP Conversion;

2.1.104 "PFCC" means PFCC (BVI) Limited, registration number BV CO 1969193, a limited liability private company incorporated in the British Virgin Islands;

2.1.105 "Phillips" means Richard Gerald Phillips, identity number xxx;

2.1.106 "Prime Rate" means the publicly quoted basic rate of interest, compounded monthly in arrears and calculated on a 365 day year irrespective of whether or not the year is a leap year, from time to time published by FirstRand Bank Limited as being its prime overdraft rate, as purportedly certified by any representative of that bank whose appointment and designation it shall not be necessary to prove;

2.1.107 "Purchase Consideration" means the Adjusted Equity Value plus the Escalation Amount;

2.1.108 "Purchaser" means Net1 Applied Technologies South Africa Proprietary Limited, registration number 2002/031446/07, a limited liability private company duly incorporated in accordance with the laws of South Africa;

2.1.109 "Purchaser Holdco" means Net1 UEPS Technologies, Inc., a corporation duly incorporated in accordance with the laws of the State of Florida, United States of America, which shares of common stock are publicly traded on the NASDAQ;

2.1.110 "Purchaser Holdco Share" means one share of common stock, with a par value of USD0.001 per share, in Purchaser Holdco, being a share of common stock which may be publicly traded on the NASDAQ;

2.1.111 "Purchaser's Attorneys" means Cliffe Dekker Hofmeyr Incorporated, registration number 2008/018923/21, a firm of attorneys duly incorporated as a personal liability company in the Republic of South Africa;

2.1.112 "Purchaser's Deal Team Members" means Chris Meyer, Alex Smith, Lincoln Mali, Paul Encarnacao, Patience Rolls, Lesego Chauke-Motshwane, Andrew Wilmot, Yasvanth (Shane) Singh and Logan Naidoo;

2.1.113 "Qualifying Transaction" means in respect of Purchaser Holdco, any transaction which is intended to achieve a de-listing or take private of Purchaser Holdco, provided that such transaction has become unconditional in accordance with its terms;

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2.1.114 "Qualifying Transaction Implementation Date" means the date on which a Qualifying Transaction is due to be implemented;

2.1.115 "Rand Merchant Bank" means Rand Merchant Bank, a division of FirstRand Bank Limited, registration number 1929/001225/06, a limited liability public company duly incorporated in accordance with the laws of South Africa;

2.1.116 "Reference Email" means the email sent by the Purchaser's Attorneys to the Sellers' Attorneys headed "Reference Email" on 31 October 2021 at 10h37 (for the avoidance of doubt this time shall be the time the Reference Email was sent by the Purchaser's Attorneys to the Sellers' Attorneys);

2.1.117 "Related Person" means in respect of any Seller, a person or entity that is related to such Seller in accordance with the provisions of section 2 of the Companies Act;

2.1.118 "Restraint Agreement" the agreement headed "Restraint of Trade and Confidentiality Agreement" entered into contemporaneously with this Agreement between Heilbron, CCMS, K2021, the Purchaser and Purchaser Holdco;

2.1.119 "Restraint Consideration" shall have the meaning given to "Restraint Consideration" in the Restraint Agreement;

2.1.120 "Sale" means the sale of the Sale Shares (and claims, to the extent applicable) by the Sellers to the Purchaser in terms of this Agreement;

2.1.121 "Sale Shares" means the Cash Connect Sale Shares, the Ovobix Sale Shares, the K2021 Sale Shares and the Luxanio Sale Shares;

2.1.122 "Sanctions Law and Regulations" means (i) any of the Trading With the Enemy Act, the International Emergency Economic Powers Act, the United Nations Participation Act, or the Syria Accountability and Lebanese Sovereignty Act, all as amended, or regulations of the US Treasury Department Office of Foreign Assets Controls ("OFAC"), or any export control law or regulation applicable to US-origin goods, or any enabling legislation or executive order relating to any of the above, as collectively interpreted and applied by the US Government at the prevailing point in time (ii) any U.S. sanctions related to or administered by the Department of State and (iii) any sanctions measures or embargos imposed by the United Nations Security Council, Her Majesty's Treasury, the European Union or other relevant sanctions authority;

2.1.123 "Sanctions Target" means (i) any country or territory that is the subject of country-wide or territory-wide Sanctions; (ii) a person or entity that is on the list of Specially Designated Nationals and Blocked Persons published by OFAC or any equivalent list of sanctioned persons issued by the U.S. Department of State; or (iii) a person or entity that is located in or organised under the laws of a country or territory that is identified as the subject of country-wide or territory-wide Sanctions Law and Regulations;

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2.1.124 "Sandulela Technology" means Sandulela Technology Proprietary Limited, registration number 2002/021487/07, a limited liability private company incorporated in South Africa;

2.1.125 "SIG" means SIG International Investment (BVI) Limited, registration number BV CO 1930324, a limited liability private company incorporated in the British Virgin Islands;

2.1.126 "Sellers" means, collectively Old Mutual, the Ovobix Sellers, Vista Capital Investments, Vista Treasury and Epstein;

2.1.127 "Sellers' Attorneys" means Edward Nathan Sonnenberg Inc. trading as ENSafrica, registration number 2006/018200/21, a firm of attorneys duly incorporated as a personal liability company in the Republic of South Africa;

2.1.128 "Sellers' Designated Accounts" means the bank accounts set out in Annexure C;

2.1.129 "Sellers' Proportions" means, in respect of the Sellers, the following proportions-

2.1.129.1 Old Mutual, 13.52%;

2.1.129.2 Lirast, 32.48%;

2.1.129.3 SIG, 2.46%;

2.1.129.4 Aldgate, 23.43%;

2.1.129.5 Epstein, 0.12%;

2.1.129.6 PFCC, 1.82%;

2.1.129.7 PCF, 9.76%;

2.1.129.8 Vista Capital Investments, 7.70%; and

2.1.129.9 Vista Treasury, 8.71%,

the Sellers acknowledging that the above percentages have been agreed between them and they will have no claim against the Purchaser and/or Purchaser Holdco arising out of such allocation;

2.1.130 "Sellers' Representative" means the representative of the Sellers appointed in terms of clause 31;

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2.1.131 "Share Settlement Proportions" means in respect of the Share Sellers (as such term is defined in clause 10.8.1.3) -

2.1.131.1 Old Mutual, 8.08%;

2.1.131.2 Lirast, 59.92%;

2.1.131.3 SIG, 1.47%;

2.1.131.4 Aldgate, 14.03%;

2.1.131.5 PFCC, 1.09%;

2.1.131.6 PCF, 5.80%; and

2.1.131.7 Vista Capital Investments, 9.61%,

the Sellers acknowledging that the above percentages have been agreed between them and they will have no claim against the Purchaser and/or Purchaser Holdco arising out of such allocation;

2.1.132 "Signature Date" means the date of signature of this Agreement by the Party last signing;

2.1.133 "Spot Rate" means the USD-ZAR rate as quoted by any individual at Rand Merchant Bank (as purportedly certified by any representative of that bank whose appointment and designation it shall not be necessary to prove) with reference to the relevant Reuters Screen as at 11h00 South African Standard Time on the Closing Date.  If, for any reason, Rand Merchant Bank is unable or unprepared to give such certification, such certification provided by any individual of Investec Bank Limited shall be sufficient for these purposes.  In the event that it is, for any reason, not possible to refer to the relevant Reuters Screen at the applicable time, such certification provided by any individual employed in the treasury department of Rand Merchant Bank shall be sufficient for these purposes;

2.1.134 "Takeover Regulation Panel" means the Takeover Regulation Panel established in terms of section 196 of the Companies Act;

2.1.135 "Target Companies" means CCMS, Ovobix, Luxanio and K2021;

2.1.136 "Target Group" means CCMS, Ovobix, Luxanio and K2021 and their respective subsidiaries, and the Cash Connect Collateral Holding Trust, and "Group Company" shall mean any one of them;

2.1.137 "Tax Warranty" means the warranties regarding Tax contained in clauses 10 of Annexure B;

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2.1.138 "Third Party Costs" means -

2.1.138.1 any amounts paid by the Target Companies in respect of the fees referred to in clause 7.7;

2.1.138.2 the lesser of: (i) 50% of the actual amount paid by the Purchaser as a once off premium under the Insurance Policy; and (ii) R4,000,000; and

2.1.138.3 any third party fees, expenses or other costs (including fees and costs paid to consultants and professional advisors) incurred by the Target Group after the Effective Date and prior to the Designated Date in connection with the Sale, provided such third party fees, expenses or other costs in excess of R25,000,000 will nevertheless be regarded as Leakage;

2.1.139 "Title Warranties" means the title Warranties contained in clauses 2 of Annexure B;

2.1.140 "Tranche I Amount" means the amount of R116,666,666 contemplated in clause 10.8.4.1 or the amount of R116,666,666 adjusted as contemplated in clause 10.8.4.2, as applicable being the portion of the Purchase Consideration contemplated in clause 10.8.4;

2.1.141 "Tranche I Consideration Shares" shall have the meaning given thereto in clause 10.8.4;

2.1.142 "Tranche I Date" means the later to occur of the 5th business day after: (i) the 1st anniversary of the Closing Date; and (ii) the date on which the Actual EBITDA Shortfall, if any, is agreed, deemed to have been agreed or is finally determined in accordance with clause 13;

2.1.143 "Tranche II Amount" means an amount of R116,666,666, being the portion of the Purchase Consideration contemplated in clause 10.8.5;

2.1.144 "Tranche II Consideration Shares" means such number of Purchaser Holdco Shares determined by dividing the USD equivalent of  the Tranche II Amount (determined with reference to the Spot Rate) by USD7.50;

2.1.145 "Tranche II Date" means the 5th business day after the 2nd anniversary of the Closing Date;

2.1.146 "Tranche III Amount" means an amount of R116,666,666, being the portion of the Purchase Consideration contemplated in clause 10.8.6;

2.1.147 "Tranche III Consideration Shares" means such number of Purchaser Holdco Shares determined by dividing the USD equivalent of Tranche III Amount (determined with reference to the Spot Rate) by USD7.50;

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2.1.148 "Tranche III Date" means the 5th business day after the 3rd anniversary of the Closing Date;

2.1.149 "U.S. GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time;

2.1.150 "U.S. GAAP Conversion" means the conversion of financial information (including the Audited Accounts) and other information of the Target Group to U.S. GAAP and/or other reporting requirements and laws (including the Securities and Exchange Commission, etc.) of the United States of America, as designated by the Purchaser;

2.1.151 "U.S. Securities Act" means the U.S. Securities Act of 1933, as amended;

2.1.152 "USD" means United States Dollars, the lawful currency of the United States of America from time to time;

2.1.153 "Virtual Data Room" means the virtual data room hosted by CapLinked and accessed via the link https://secure.caplinked.com/workspaces/project-mercury/files, for the preparation of the Due Diligence Reports;

2.1.154 "Vista Capital Investments" means Vista Capital Investments Proprietary Limited, registration number 2015/0534, a limited liability private company incorporated in the Republic of Namibia;

2.1.155 "Vista Treasury" means Vista Treasury Proprietary Limited, registration number 2004/004739/07, a limited liability private company incorporated in Namibia;

2.1.156 "Vista Treasury Loan" means the amount of R335,208,572.94, representing capital and accrued interest up to 31 October 2021, arising from a capital amount of R328,472,201.30 that was lent and advanced by Vista Treasury to Luxanio on or about 30 June 2021 in terms of the agreement headed "Recordal of Inter-company Loan Agreement" entered into between Vista Treasury and Luxanio on or about 23 July 2021;

2.1.157 "Warranted Accounts" means the Audited Accounts and the Management Accounts;

2.1.158 "Warranties" means the warranties in Annexure B and otherwise expressly given by the Sellers to the Purchaser in terms of this Agreement;

2.1.159 "Warranty and Indemnity Claims" means any and all claims of any nature whatsoever (including in terms or by way of any actions, applications, suits, proceedings, hearings, investigations, charges, complaints, demands, interdicts, judgements, orders, decrees, directives or rulings) which the Purchaser may have arising from a breach of or non-compliance with any Warranty and/or from any Indemnity, contained in this Agreement;

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2.1.160 "Wear & Tear Adjustment Amount" shall bear the meaning ascribed thereto in clause 15.1;

2.1.161 "Wear & Tear Notice Date" means the date upon which either the Sellers' Representative or the Purchaser gives the other of them a written notice confirming that the Wear & Tear Correspondence has been received, together with a copy of the Wear & Tear Correspondence; and

2.1.162 "2022 Audited Financial Statements" means the signed, unqualified audited annual financial statements of the Operating Companies as at and in respect of the financial year ended 28 February 2022.

2.2 In this Agreement -

2.2.1 clause headings and the heading of the Agreement are for convenience only and are not to be used in its interpretation;

2.2.2 an expression which denotes -

2.2.2.1 any gender includes the other genders;

2.2.2.2 a natural person includes a juristic person and vice versa;

2.2.2.3 the singular includes the plural and vice versa; and

2.2.2.4 a Party includes a reference to that Party's successors in title and assigns allowed at law;

2.2.3 a reference to a consecutive series of two or more clauses is deemed to be inclusive of both the first and last mentioned clauses.

2.3 Any reference in this Agreement to -

2.3.1 "business hours" shall be construed as being the hours between 08h30 and 17h00 on any business day.  Any reference to time shall be based upon South African Standard Time;

2.3.2 "days" shall be construed as calendar days unless qualified by the word "business", in which instance a "business day" will be any day other than a Saturday, Sunday or public holiday as lawfully proclaimed by the government of the Republic of South Africa and/or the government of the Republic of Namibia and/or the government of the Republic of Botswana and/or the federal government of the United States of America from time to time;

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2.3.3 "laws" means all constitutions; statutes; regulations; by-laws; codes; ordinances; decrees; rules; judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, decisions, rulings, or awards; policies; voluntary restraints; guidelines; directives; compliance notices; abatement notices; agreements with, requirements of, or instructions by any Governmental Entity; and the common law, and "law" shall have a similar meaning;

2.3.4 "person" means any natural person, company, close corporation, trust, partnership, joint venture, association, unincorporated association, Governmental Entity, or other entity whether or not having separate legal personality;

2.3.5 "tax" means all income tax, capital gains tax, secondary tax on companies (or any similar tax replacing or substituting it), dividend tax, value-added tax, stamp duty, securities transfer tax, uncertificated securities tax, PAYE, levies, assessments, imposts, deductions, charges and withholdings whatsoever in terms of any tax legislation, and includes all penalties and interest payable as a consequence of any failure or delay in paying any taxes.

2.4 The words "include" and "including" mean "include without limitation" and "including without limitation".  The use of the words "include" and "including" followed by a specific example or examples shall not be construed as limiting the meaning of the general wording preceding it.

2.5 Any substantive provision, conferring rights or imposing obligations on a Party and appearing in any of the definitions in this clause 2 or elsewhere in this Agreement, shall be given effect to as if it were a substantive provision in the body of the Agreement.

2.6 Words and expressions defined in any clause of or Annexure to this Agreement shall, unless the application of any such word or expression is specifically limited to that clause, bear the meaning assigned to such word or expression throughout this Agreement.

2.7 Unless otherwise provided, defined terms appearing in this Agreement in title case shall be given their meaning as defined, while the same terms appearing in lower case shall be interpreted in accordance with their plain English meaning.

2.8 A reference to any statutory enactment shall be construed as a reference to that enactment as at the Signature Date and as amended or substituted from time to time.

2.9 Unless specifically otherwise provided, any number of days prescribed shall be determined by excluding the first and including the last day or, where the last day falls on a day that is not a business day, the next succeeding business day.

2.10 The rule of construction that this Agreement shall be interpreted against the Party responsible for the drafting of this Agreement, shall not apply.

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2.11 No provision of this Agreement shall (unless otherwise stipulated) constitute a stipulation for the benefit of any person (stipulatio alteri) who is not a Party to this Agreement.

2.12 The use of any expression in this Agreement covering a process available under South African law, such as winding-up, shall, if any of the Parties to this Agreement is subject to the law of any other jurisdiction, be construed as including any equivalent or analogous proceedings under the law of such other jurisdiction.

2.13 Any reference in this Agreement to "this Agreement" or to any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document, as amended, varied, novated or supplemented from time to time.

2.14 In this Agreement the words "clause" or "clauses" and "annexure" or "annexures" refer to clauses of and annexures to this Agreement.

PART 2 - PRELIMINARY MATTERS

3 INTRODUCTION

3.1 The Sale Shares are beneficially owned by and registered in the names of the relevant Sellers.

3.2 The Purchaser wishes to purchase the Sale Shares (and to the extent applicable claims) from the Sellers and the Sellers have agreed to sell the Sale Shares (and to the extent applicable, claims) to the Purchaser with effect from the Effective Date, on the terms and subject to the conditions herein contained.

3.3 It is recorded that the Purchaser's intention was to acquire the assets and liabilities comprising the Business in order to give effect to its commercial objectives which include, inter alia, achieving organisational optimisation and efficiencies.  However, the Parties have agreed to give effect to the Sellers' wish to sell the Sale Shares in terms of this Agreement.

3.4 The Parties wish to record in writing their agreement in respect of the above and matters ancillary thereto.

4 CONDITIONS PRECEDENT

4.1 Save for clauses 1 to 9, clauses 21 to 23 and clauses 29 to 44, all of which will become effective immediately, this Agreement is subject to the fulfilment of the Conditions Precedent that -

4.1.1 on or before the Signature Date, the board of directors (as the case may be) of each Party (other than Old Mutual) has approved (and, if applicable, ratified) the entering into and implementation of this Agreement, the Sale and all other agreements and transactions contemplated herein;

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4.1.2 on or before the Signature Date, Old Mutual has provided the Purchaser's Attorney and the Sellers' Representative with the necessary authorisations confirming its ability to enter into and implement this Agreement, the Sale and all other agreements and transactions contemplated herein;

4.1.3 on or before the Signature Date, the board of directors of Ovobix has approved the transfer of the applicable Sale Shares pursuant to this Agreement;

4.1.4 on or before the Signature Date, the board of directors of CCMS has approved the transfer of the applicable Sale Shares pursuant to this Agreement;

4.1.5 on or before the Signature Date, the board of directors of K2021 has approved the transfer of the applicable Sale Shares pursuant to this Agreement;

4.1.6 on or before the Signature Date, the board of directors of Luxanio has approved the transfer of the applicable Sale Shares pursuant to this Agreement;

4.1.7 on or before the Signature Date, the board of directors of Deposit Manager has approved the transfer of the applicable sale shares pursuant to the Deposit Manager SPAs;

4.1.8 on or before the Signature Date: (i) Purchaser Holdco has extended irrevocable offers to certain of the Management Beneficiaries to enter into binding award agreements with Purchaser Holdco under Purchaser Holdco's existing stock incentive plan (which award agreements shall have an aggregate value of R138,660,000); and (ii) each of CCMS, Main Street 1723 and/or Deposit Manager, as the case may be, have entered into binding cash bonus award letters with certain or all of the Management Beneficiaries in an aggregate amount of R37,200,000 on terms and conditions which the Purchaser has confirmed in writing are acceptable to it (acting reasonably);

4.1.9 on or before the Signature Date: (i) the Purchaser Holdco has delivered the signed signature pages in respect of the award agreements referred to in clause 4.1.8 (i) to the Sandton offices of the Purchaser's Attorneys; and (ii) the Purchaser's Attorneys has confirmed in writing to the Sellers' Attorneys that it holds an irrevocable instruction from the Purchaser to date and release such award agreements in accordance with the provisions of clause 17.3;

4.1.10 on or before the Signature Date, CCMS and Luxanio have entered into an agreement providing for the unconditional and irrevocable release of each of them (CCMS and Luxanio), for no consideration, from any and all obligations under the agreement headed "Subscription Agreement" entered into between Luxanio and CCMS on or about 16 December 2019, on terms and conditions reasonably acceptable to the Purchaser, and such agreement has become unconditional in accordance with its terms, save for any condition requiring that this Agreement becomes unconditional;

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4.1.11 on or before the Signature Date, in respect of all Designated Employees the Purchaser has confirmed in writing that: (i) any amendments required to the employees existing employment contracts have been entered into between the applicable Group Company and such Designated Employee; and/or (ii) the existing employment agreement pertaining to that Designated Employee is acceptable to the Purchaser;

4.1.12 on or before the Signature Date, Heilbron has entered into a comprehensive restraint of trade agreement with, inter alios, the Purchaser;

4.1.13 on or before the Signature Date, the board of directors and shareholders of CCMS have passed the necessary resolutions to give effect to the redemption of the Cash Connect Preference Shares on the terms set out in the CCMS memorandum of incorporation;

4.1.14 on or before the Signature Date, Neil Davis (in his capacity as the CFO of the CCMS group) has replied to the Reference Email confirming that the applicable Management Accounts were: (i) prepared consistently with past practice and methodology and, in any event, on the same basis as they have been for the 12 month period prior to the Signature Date; (ii) fairly present the financial position, operations and results of the relevant Group Company for the period to which they relate; and (iii) save as noted therein, reflect no change in any of the bases of accounting or accounting principles used in respect of any material item;

4.1.15 on or before the 1st business day after the Signature Date, the Insurance Policy has been entered into, upon terms and conditions reasonably acceptable to the Sellers' Representative and the Purchaser;

4.1.16 within 15 business days following the Signature Date, the Purchaser provides a written confirmation to the Sellers' Representative that it has submitted the relevant exchange control application to the financial surveillance department of the South African Reserve Bank in respect of the approvals it requires in order to give effect to this Sale;

4.1.17 within 40 business days following the Signature Date, the Purchaser confirms in writing to the Sellers' Representative that the Purchaser has concluded facility agreement/s ("Facility Agreements") with Rand Merchant Bank for the purpose of funding a portion of the Purchase Consideration which Facility Agreements shall contain the Agreed MAE Definition without variation;

4.1.18 by no later than 20 business days following signature of the Facility Agreements, the Purchaser has confirmed, in writing, to the Seller that any advance and/or drawdown conditions contained in the Facility Agreements which are under the sole control of the Purchaser have been fulfilled;

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4.1.19 on or before the Longstop Date, the Purchaser confirms in writing to the Sellers' Representative that the Facility Agreements have become unconditional in accordance with their terms;

4.1.20 on or before the Longstop Date, to the extent required in accordance with the terms of the Material Agreements, the relevant third parties to the Material Agreements have consented in writing to the change of control over the Target Companies that will result from the implementation of this Agreement, either unconditionally or should the consent be conditional, then upon such conditions as may be acceptable to the Purchaser; and

4.1.21 on or before the Longstop Date -

4.1.21.1 the Competition Authorities have approved the implementation of the Sale either unconditionally or on condition/s which the Party impacted by such condition/s has confirmed, in writing, to the remaining Parties (by not later than the said date and time) are acceptable to it (taking into account the provisions of clause 7.8);

4.1.21.2 the Purchaser has obtained the relevant exchange control approval from the financial surveillance department of the South African Reserve Bank; and

4.1.21.3 the Takeover Regulation Panel has delivered to Ovobix written approval confirming that the Sale in respect of the Ovobix Sale Shares has been unconditionally exempted from the application of Parts B and C of Chapter 5 of the Companies Act and the Takeover Regulations in its entirety, in terms of section 119(6) of the Companies Act and Ovobix delivers a copy of such written approval to the Purchaser.

4.2 The Sellers shall use reasonable endeavours to procure the fulfilment of the Conditions Precedent contained in clauses 4.1.20 and 4.1.21.3 as soon as reasonably possible after the Signature Date and shall, to the extent that such Conditions Precedent have been fulfilled prior to the expiry of the relevant time periods set out in those clauses, furnish to the Purchaser documents evidencing the fulfilment of such Conditions Precedent to the Purchaser's satisfaction.

4.3 The Purchaser shall use reasonable endeavours to procure the fulfilment of the Conditions Precedent contained in clauses 4.1.15, 4.1.16, 4.1.17, 4.1.18 and 4.1.19, as soon as reasonably possible after the Signature Date and shall, to the extent that such Conditions Precedent have been fulfilled prior to the expiry of the relevant time periods set out in those clauses, furnish to the Sellers' Representative documents evidencing the fulfilment of such Conditions Precedent to the Sellers' Representative's satisfaction.

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4.4 All Parties shall use their reasonable endeavours and the Parties will co-operate in good faith to procure the fulfilment of the Conditions Precedent contained in clause 4.1.21.1 and 4.1.21.2 as soon as reasonably possible after the Signature Date.

4.5 The Conditions Precedent set out in -

4.5.1 clauses 4.1.15 and 4.1.20 have been inserted for the benefit of the Purchaser, which will be entitled to waive fulfilment of any of the said Conditions Precedent, in whole or in part, on written notice to the Sellers' Representative prior to the expiry of the relevant time periods set out in those clauses;

4.5.2 clauses 4.1.16, 4.1.17, 4.1.18 and 4.1.19, have been inserted for the benefit of all the Parties who will be entitled to waive fulfilment of such Conditions Precedent, in whole or in part, by written agreement between the Purchaser and the Sellers' Representative prior to the expiry of the relevant time periods set out in those clauses; and

4.5.3 clause 4.1.21 are not capable of being waived.

4.6 Unless all the Conditions Precedent have been fulfilled or waived by not later than the relevant dates for fulfilment thereof set out in clause 4.1 (or such later date or dates as may be agreed in writing between the Purchaser and the Sellers' Representative before the aforesaid date or dates) the provisions of this Agreement, save for clauses 1 to 5 and clauses 30 to 44 which will remain of full force and effect, will never become of any force or effect and the status quo ante will be restored as near as may be possible and none of the Parties will have any claim against the others in terms hereof or arising from the failure of the Conditions Precedent, save for any claims arising from a breach of clause 4.2, clause 4.3 and/or clause 4.4.

5 BREAK FEES

5.1 The Purchaser agrees and undertakes that if the Conditions Precedent in clauses 4.1.17 and/or 4.1.18 are not fulfilled by their respective due dates for fulfilment for any reason whatsoever, then, in addition to any other remedies which the Sellers may have in terms of this Agreement, the Purchaser shall be obliged to pay to the Sellers in the Sellers' Proportions an amount of R50,000,000 ("Sellers' Break Fee"), as well as any Value Added Tax, if applicable, payable in respect of the Sellers' Break Fee.

5.2 The Purchaser is entitled, at any time within 5 business days prior to the due date for the fulfilment of the Conditions Precedent contained in clauses 4.1.17 and/or 4.1.18 ("Facility Agreement CPs") to deliver to the Sellers' Representative a written request ("CP Extension Request") to extend the date for fulfilment of the Facility Agreement CP by a further 3 business days.  If the Sellers' Representative fails to agree or for any reason does not respond to the CP Extension Request prior to the date on which the Facility Agreement CP will lapse, the date for the fulfilment of the Facility Agreement CP will automatically and without the need for any further action be extended by a further 10 business days.

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5.3 If the Purchaser is unable to deliver the notice under the Condition Precedent in clause 4.1.19 in fulfilment thereof as a result of any condition (including any advance condition) contained in the Facility Agreements not having been fulfilled by the Longstop Date then the Sellers' Break Fee, as well as any Value Added Tax, if applicable will become due and payable, provided that if the Purchaser is unable to deliver such notice as a result of Rand Merchant Bank exercising its rights in relation to the Agreed MAE Definition as result of: (i) any act and/or omission of the Operating Companies; and/or (ii) Rand Merchant Bank having implemented a policy pursuant to which it no longer advances loan funding for acquisitions of the nature of the Sale then, the Purchaser shall not be obliged to pay Sellers' Break Fee.

5.4 If the Purchaser is unable to comply with its obligation in terms of clause 10.8.1 on the Closing Date due to Rand Merchant Bank advising the Purchaser following the Designated Date that it will not be able to provide funding under the Facility Agreements then -

5.4.1 the Sellers' Representative shall be entitled to, notwithstanding any other rights which they may have in terms of this Agreement, to terminate this Agreement on written notice to the Purchaser (provided that the Purchaser has not remedied such breach within 3 business days); and

5.4.2 the Purchaser shall be required to pay the Sellers' Break Fee,

provided that if such notification results from Rand Merchant Bank exercising its rights in relation to the Agreed MAE Definition as result of: (i) any act and/or omission of the Operating Companies; and/or (ii) Rand Merchant Bank having implemented a policy pursuant to which it no longer advances loan funding for acquisitions of the nature of the Sale, then the Purchaser shall not be obliged to pay the Sellers' Break Fee but shall in any event be entitled to terminate this Agreement written notice to the Purchaser (provided that the Purchaser has not remedied such breach within 3 business days).

5.5 Within 5 business days of the Sellers' Break Fee becoming payable in terms of clauses 5.1, 5.3 and/or 5.4, the Purchaser shall pay the Sellers' Break Fee into the Sellers' Designated Accounts, by way of direct electronic fund transfer, without deduction withholding or set-off of any nature whatsoever.

5.6 Subject to the Purchaser exercising its right to cancel this Agreement in terms of clause 29.1(v), and this Agreement actually being terminated, CCMS agrees and undertakes that if any of the undertakings referred to in clause 6.1 are not complied with by any one or more of the Sellers by the due dates for compliance for any reason whatsoever, then, in addition to any other remedies which the Purchaser may have in terms of this Agreement, CCMS shall be obliged to pay to the Purchaser an aggregate amount of R50,000,000 ("Purchaser's Break Fee"), as well as any Value Added Tax, if applicable, payable in respect of the Purchaser's Break Fee in accordance with the provisions of clause 5.7.

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5.7 Within 5 business days of the Purchaser having cancelled this Agreement by means of written notice to the Sellers' Representative in terms of clause 29.1, CCMS shall pay the Purchaser's Break Fee into a bank account nominated by the Purchaser and notified to the Sellers' Representative in writing, by way of direct electronic fund transfer, without deduction withholding or set-off of any nature whatsoever.

5.8 Notwithstanding anything to the contrary contained in this clause 5, should Closing nevertheless occur then neither the Sellers' Break Fee nor the Purchaser's Break Fee will become due or payable.

6 SELLERS' UNDERTAKINGS

6.1 Each of the Sellers unconditionally undertakes to the Purchaser and to CCMS within 40 business days following the Signature Date (or such later date as may be agreed between the Sellers' Representative and the Purchaser) to have procured -

6.1.1 that such Seller and the Deposit Manager Sellers have concluded an escrow agreement with the Escrow Agent in terms of which the Escrow Agent will hold all of the documents referred to in clauses 17.1.1 and 17.1.2 (insofar as it relates to such Seller) and the Closing Documents (as such term is defined in each of the Deposit Manager SPAs) in escrow until the Closing Date, which agreement is on terms acceptable to the Purchaser acting reasonably and all of the aforementioned documents have been delivered to the Woodmead (Johannesburg) offices of the Escrow Agent, and the Escrow Agent has confirmed in writing to the Purchaser's Attorneys that it holds an irrevocable instruction from such Seller and the Deposit Manager Sellers to release such documents in accordance with the provisions of clause 17.1 and clause 8.1 of each of the Deposit Manager SPAs;

6.1.2 that Rand Merchant Bank has signed a release letter providing for the unconditional and irrevocable release of all security given by Vista Capital Investments, Vista Treasury and Luxanio in favour of Rand Merchant Bank, which release is required to give effect to this Agreement, in terms of the agreement headed "Cession in Security" entered into on or about 18 June 2021, and such release letter has become unconditional in accordance with its terms, save for any condition requiring that this Agreement becomes unconditional;

6.1.3 that Rand Merchant Bank has signed a release letter providing for the unconditional and irrevocable release all of encumbrances over the Luxanio Sale Shares and rights given by Vista Capital Investments in favour of Rand Merchant Bank in terms of the agreement headed "Cession in Security and Pledge" entered into on or about 18 June 2021, and such release letter has become unconditional in accordance with its terms, save for any condition requiring that this Agreement becomes unconditional; and

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6.1.4 that Ovobix has submitted an application ("Exemption Application"), on terms acceptable to the Purchaser, acting reasonably, to the Takeover Regulation Panel requesting that the sale of the Ovobix Sale Shares to the Purchaser in terms of this Agreement be exempted from the application of Parts B and C of Chapter 5 of the Companies Act and the Takeover Regulations in its entirety, in terms of section 119(6) of the Companies Act.

6.2 Once the Exemption Application has been submitted to the Takeover Regulation Panel, prior to the receipt of the decision of the Takeover Regulation Panel, the Sellers' Representative shall procure that the Sellers' Attorneys give a full account to the Purchaser's Attorneys from time to time in regard to any interactions they (and/or the Sellers and Ovobix) may have with the Takeover Regulation Panel.

6.3 The Purchaser shall be required to respond to any documents sent to them in terms of the undertakings contained in clauses 6.1.1 to 6.1.4 within 3 business days thereof, failing which the contents of such document shall be deemed to be acceptable to it.

6.4 Without derogating from the provisions of clause 6.1, in the event that any of the Sellers has for any reason whatsoever failed to procure the compliance with any of the undertakings ("Delayed Undertakings") set out in clause 6.1 within 15 business days following the Signature Date, the Sellers shall -

6.4.1 with immediate effect, include the Purchaser in all relevant correspondence and communications (excluding correspondence and communications containing competitively sensitive information) with its service providers and/or Rand Merchant Bank (as the case may be) regarding the Delayed Undertakings; and

6.4.2 procure that the Sellers' Representative give a full account to the Purchaser from time to time in regard to any interactions it (or any of the applicable Sellers) may have in with any service providers and/or Rand Merchant Bank (as the case may be) in regard to the Delayed Undertakings, provided that a failure by the Sellers to comply with the undertakings contained in this clause 6.2 shall not entitle the Purchaser to cancel the Agreement and the Purchaser's remedies arising out of a breach of this clause 6.4 shall be limited to claiming specific performance.

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6.5 Notwithstanding anything to the contrary contained in this Agreement, in the event that any of the Sellers has failed to procure compliance with any of the provisions in clause 6.1, then -

6.5.1 the Closing Date shall automatically be suspended until such time as the relevant breach of undertaking has been remedied; and

6.5.2 the Escalation Rate will reduce to 0% during the period for which Closing is delayed (as contemplated in clause 6.5.1 and such delay in Closing is solely attributable to the Sellers' breach of the provisions in clause 6.1). Once the breach of clause 6.1 is remedied the Escalation Rate will thereupon once again increase to the rate set out in 2.1.51.

6.6 For clarity, in the event that there has been a failure by more than one Seller to comply with any of their undertakings in terms of clause 6.1, and as a result thereof CCMS suffers any loss or damages, CCMS shall have a claim against the applicable Sellers in respect of such loss or damages, which claim shall be paid in equal proportions between those Sellers who failed to comply with their undertakings in clause 6.1. CCMS' rights in this clause 6.6 shall only become exercisable by CCMS after the Purchaser's Break Fee has actually been paid in full.

7 MERGER NOTIFICATION TO COMPETITION AUTHORITIES

7.1 It is recorded that the Sale and, to the extent applicable, the other transactions contemplated in this Agreement will result in a change in control, which will require the approval of the Competition Authorities prior to this Agreement being implemented.

7.2 The Sellers and the Purchaser shall as soon as reasonably possible after the Signature Date, jointly instruct the Purchaser's Attorneys to prepare and submit a merger notice in respect of the Sale and, to the extent necessary, the other transactions contemplated in this Agreement to the Competition Authorities for approval.

7.3 The Sellers and the Purchaser shall procure that the Merger Notification is submitted to the Competition Authorities by no later than 10 business days after the Signature Date.

7.4 The Sellers and the Purchaser agree that the Merger Notification shall not be submitted to the relevant Competition Authority without the Sellers' Representative or the Sellers' Attorney, consenting in writing, to the submission of the Merger Notification to the relevant Competition Authority.

7.5 Each of the Parties shall -

7.5.1 sign all documents and expeditiously provide all necessary information upon being required to do so;

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7.5.2 use its reasonable endeavours and shall take all such steps and render all such assistance as may be reasonably necessary to procure that the Merger Notification is properly prepared and duly submitted within the time period specified in clause 7.3;

7.5.3 procure that their respective third party advisors (including their respective attorneys) co-operate with one another in good faith; and

7.5.4 do everything required by the Competition Authorities in order to enable the Merger Notification to be dealt with, to the extent that it is within its power to do so.

7.6 Once the Merger Notification has been submitted to the relevant Competition Authority, prior to the receipt of the decision of the relevant Competition Authority adjudicating the Competition Notification, the Purchaser shall procure that the Purchaser's Attorneys give a full account to the Sellers' Attorneys from time to time in regard to any interactions it (or the Purchaser) may have (other than as may pertain to competitively sensitive information and/or confidential information of the Purchaser) with the Competition Authorities.

7.7 The Purchaser shall pay 50% and CCMS shall pay 50% of the costs of and associated with the filing of the Merger Notification.  These costs shall include the mandatory filing fee payable to the Competition Authority in connection with the filing of the Merger Notification and the legal fees of the Purchaser's Attorneys for the preparation and submission of the Merger Notification but shall exclude each Party's other legal costs associated with the preparation of such Merger Notification (if any), which costs will be for each Party's own account.

7.8 The Parties shall be required to accept any reasonable conditions which may be imposed by a Competition Authority on the implementation of the Sale.

8 COMPLIANCE WITH U.S. GAAP

With effect from the Signature Date, each of the Sellers, CCMS and K2021 hereby undertake to procure that the Target Group, without delay, consults with the Purchaser and with a view to securing the appointment of a third-party service provider, reasonably acceptable to the Purchaser and the Sellers, to conduct the U.S. GAAP Conversion.

9 TERMINATION OF NBO

The Parties hereby agree that the NBO shall terminate on the Signature Date and be of no further force and effect.

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PART 3 - SALE PROVISIONS

10 SALE AND PAYMENT

10.1 The Sellers hereby sell to the Purchaser, which hereby purchases, the Sale Shares, as one composite and indivisible transaction.

10.2 Vista Treasury hereby sells to the Purchaser, which hereby purchases, the Vista Treasury Loan.

10.3 Epstein hereby sells to the Purchaser, which hereby purchases, the Epstein Loan.

10.4 Each of the Parties which is a shareholder of Ovobix hereby sells to the Purchaser, which hereby purchases, its entire portion of the Ovobix Loan.

10.5 Notwithstanding the Signature Date and the Closing Date and subject to the Purchaser paying the Closing Equity Value and the Escalation Amount (collectively the "Closing Date Amount") to the Sellers in terms of this Agreement on the Closing Date, all risk in and all benefit attaching to each of the Sale Shares, Vista Treasury Loan, Ovobix Loan and Epstein Loan will pass to the Purchaser on the Closing Date but with effect from the Effective Date.

10.6 Possession and effective control of each of the Sale Shares, Vista Treasury Loan, Ovobix Loan and Epstein Loan will be given to the Purchaser on the Closing Date, subject to the Purchaser paying the Closing Date Amount to the Sellers in terms of this Agreement.  The Sellers will accordingly retain the right to exercise all voting rights attaching to the Sale Shares until Closing.

10.7 Subject to the Purchaser paying the Closing Date Amount to the Sellers in terms of this Agreement on the Closing Date, ownership of the Sale Shares shall pass from the Seller to the Purchaser on the Closing Date.

10.8 The Purchase Consideration, will be settled as follows -

10.8.1 on the Closing Date, by the Purchaser paying, in cash, the Closing Date Amount as follows -

10.8.1.1 an amount equal to the Epstein Loan to Epstein;

10.8.1.2 an amount equal to the Vista Treasury Loan to Vista Treasury; and

10.8.1.3 the balance of the Purchase Consideration (excluding the portion thereof to be settled with the Consideration Shares and any portion of the Purchase Consideration to be paid in terms of clauses 10.8.2 and 10.8.3) to each of the respective Sellers (other than Epstein and Vista Treasury) ("Share Sellers") in the Sellers' Proportions (inter se the Sellers, other than Epstein and Vista Treasury) ("Share Sellers' Proportions");

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10.8.2 if the Botswana Kazang Adjustment Amount is not included in the Closing Equity Value, on the 1st business day following the Botswana Kazang Transfer Date, by the Purchaser paying the Botswana Adjustment Amount, to each of the respective Sellers in the Share Sellers' Proportions;

10.8.3 if the Wear & Tear Adjustment Amount is not included in the Closing Equity Value, on the 1st business day following the Wear & Tear Notice Date by the Purchaser paying the Wear & Tear Adjustment Amount, to each of the respective Share Sellers in the Share Sellers' Proportions;

10.8.4 on the Tranche I Date, by the Purchaser procuring the issuance of the relevant Share Seller's Tranche I Consideration Shares into the Share Sellers' CSDP accounts as nominated in terms of clause 18. For purposes of this clause 10.8.4 -

10.8.4.1 if there is no Actual EBITDA Shortfall, then "Tranche I Consideration Shares" to be issued to each Share Seller shall mean such number of Purchaser Holdco Shares determined by (i) dividing the USD equivalent of R116,666,666 (determined with reference to the Spot Rate) by USD7.50 and (ii) multiplying the quotient in 10.8.4.1(i) by that Share Seller's Share Settlement Proportions; and

10.8.4.2 if there is an Actual EBITDA Shortfall, then "Tranche I Consideration Shares" to be issued to each Share Seller shall mean such number of Purchaser Holdco Shares determined as follows: the Tranche I Consideration Shares which would have been allocated to each Seller in terms of clause 10.8.4.1 reduced by such number of Purchaser Holdco Shares determined by dividing the USD equivalent of the Actual EBITDA Shortfall multiplied by the relevant Share Seller's Share Sellers' Proportion (determined with reference to the Spot Rate) by USD7.50;

10.8.5 on the Tranche II Date, by the Purchaser procuring the issuance of the Tranche II Consideration Shares into the Share Sellers' CSDP accounts as nominated in terms of clause 18 in the Share Settlement Proportions; and

10.8.6 on the Tranche III Date, by the Purchaser procuring the issuance of the Tranche III Consideration Shares into the Share Sellers' CSDP accounts as nominated in terms of clause 18 in the Share Settlement Proportions.

10.9 Where a Share Seller is selling both shares and claims its Share Sellers' Proportion of the Purchase Consideration will first be allocated towards the face value of any claims and the balance shall be allocated to its Sale Shares.

11 PAYMENTS AND INTEREST ON OVERDUE AMOUNTS

11.1 All payments to be made under or arising from this Agreement will be made on the due date therefor by electronic transfer of immediately available and freely transferable funds in the currency of the Republic of South Africa and, in the case of payments made by the Purchaser, to the Sellers' Designated Accounts.

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11.2 Should any payment under or arising from this Agreement fail to be made on the due date thereof then such overdue amounts will bear interest at the Prime Rate plus 200 basis points, from the due date for payment to the date of actual payment.

12 LEAKAGE

12.1 The Purchase Consideration shall be reduced on a rand for rand basis for any Leakage between the Effective Date and the Closing Date.

12.2 To the extent that it is only finally determined during the period of 60 business days following the Closing Date that such Leakage did occur, the Purchaser shall be required to deliver a notice to the Sellers' Representative setting out the quantum of the Leakage ("Leakage Certificate") and the relevant supporting documentation in respect of such Leakage.

12.3 The Sellers' Representative shall be entitled, on or prior to the 5th business day following receipt by the Sellers' Representative of the Leakage Certificate, to deliver to the Purchaser a written notice specifying in reasonable detail its objections ("Final Objection Notice") to the Leakage Certificate.

12.4 If the Sellers' Representative does not deliver a Final Objection Notice within the aforementioned 5 business day period, then the amount set out in the Leakage Certificate will be conclusive and binding upon the Parties and the aggregate of the values as set out in the Leakage Certificate will constitute the Leakage.

12.5 If the Sellers' Representative delivers a Final Objection Notice, the Purchaser and the Sellers' Representative shall attempt to negotiate and resolve such dispute within 5 business days of receipt of the Final Objection Notice ("Final Resolution Period"). In the event that the Purchaser and the Sellers' Representative resolve such dispute in writing ("Final Resolution Agreement") during the Final Resolution Period, the Leakage shall be the amount stipulated in the Final Resolution Agreement and will be final and binding on the Parties. In the event the Sellers' Representative and the Purchaser fail to resolve such dispute during the Final Resolution Period, the dispute shall be referred to the Auditors. The Auditors shall act as experts and not as arbitrators and shall be requested to provide their decision within 10 business days of appointment. The Sellers' Representative and the Purchaser shall furnish to the Auditors such papers and other documents and information relating to the dispute as the Auditors may reasonably request and are available to the relevant Seller and the Purchaser.

12.6 Within 3 business days following final determination of the Leakage in accordance with this clause 12, the Sellers shall be obliged (pro rata to their respective Sellers' Proportions) to refund the amount of such Leakage to the Purchaser, plus interest thereon at the Prime Rate plus 200 basis points from the date on which such Leakage occurred up to and including the day immediately prior to the day on which such Leakage is refunded to the Purchaser.

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12.7 Notwithstanding the provisions of clause 12.6, if the Leakage is that contemplated in clause 2.1.76.5, then if the liability in question was not disclosed in -

12.7.1 the Ovobix Management Accounts, the Ovobix Sellers shall be required, pro rata to their respective Sellers' Proportions inter se, to refund the amount of such Leakage to the Purchaser; or

12.7.2 Luxanio Management Accounts, then Vista Capital Investments shall be required to refund the amount of such Leakage to the Purchaser,

plus interest thereon at the Prime Rate plus 200 basis points from the date on which such Leakage occurred up to and including the day immediately prior to the day on which such Leakage is refunded to the Purchaser.

13 ACTUAL EBITDA SHORTFALL

13.1 The Purchase Consideration shall be reduced on a rand for rand basis by the amount by which the Actual EBITDA is lower than R375,000,000 ("Actual EBITDA Shortfall").

13.2 To the extent that there is an Actual EBITDA Shortfall, the Purchaser shall, within 30 business days after the finalisation of the 2022 Audited Financial Statements, deliver a notice to the Sellers' Representative setting out the quantum of the Actual EBITDA Shortfall ("Shortfall Certificate") and the 2022 Audited Financial Statements.

13.3 The Sellers' Representative shall be entitled, on or prior to the 5th business day following receipt by the Sellers' Representative of the Shortfall Certificate, to deliver to the Purchaser a written notice specifying in reasonable detail its objections ("Shortfall Objection Notice") to the Shortfall Certificate.

13.4 If the Sellers' Representative does not deliver a Shortfall Objection Notice within the aforementioned 5 business day period, then the amount set out in the Shortfall Certificate will be conclusive and binding upon the Parties and the aggregate of the values as set out in the Shortfall Certificate will constitute the Actual EBITDA Shortfall.

13.5 If the Sellers' Representative delivers a Shortfall Objection Notice, the Purchaser and the Sellers' Representative shall attempt to negotiate and resolve such dispute within 5 business days of receipt of the Shortfall Objection Notice ("Shortfall Resolution Period"). In the event that the Purchaser and the Sellers' Representative resolve such dispute in writing ("Shortfall Resolution Agreement") during the Shortfall Resolution Period, the Actual EBITDA Shortfall, if any, shall be the amount stipulated in the Shortfall Resolution Agreement and will be final and binding on the Parties. In the event the Sellers' Representative and the Purchaser fail to resolve such dispute during the Shortfall Resolution Period, the dispute shall be referred to the Auditors. The Auditors shall act as experts and not as arbitrators and shall be requested to provide their decision within 10 business days of appointment. The Sellers' Representative and the Purchaser shall furnish to the Auditors such papers and other documents and information relating to the dispute as the Auditors may reasonably request and are available to the relevant Seller and the Purchaser.

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14 BOTSWANA ADJUSTMENT AMOUNT

14.1 The Parties hereby agree that if the Botswana Kazang Transfer Date occurs on or before the Cut-off Date, the Base Equity Value shall increase by an amount equal to the difference between R15,253,608 and the consideration paid by Main Street 1723 to acquire all of the remaining issued shares in Kazang Botswana ("Botswana Adjustment Amount") not owned by Main Street 1723.

14.2 It is recorded and agreed that: (i) if the Botswana Kazang Transfer Date occurs later than the Cut-off Date the Botswana Adjustment Amount will nevertheless be deemed to be zero for all purposes under the Agreement; and (ii) if, by the Designated Date, the Botswana Kazang Transfer Date has not occurred then the process contemplated in clause 16 shall (without prejudice to the Sellers' rights) continue on the basis that the Botswana Adjustment Amount is zero for the limited purpose of preparing the Calculation Certificate under clause 16 and allowing Closing to occur pending the outcome of any adjustment in terms of this clause 14.

15 WEAR AND TEAR ALLOWANCE

15.1 The Parties hereby agree that if a non-binding private opinion as contemplated in section 88 of the Tax Administration Act, No. 28 of 2011, or other correspondence is received by CCMS from the South African Revenue Service ("Wear & Tear Correspondence"), prior to the Cut-off Date, stipulating that -

15.1.1 CCMS may claim a wear and tear or depreciation allowance in respect of its cash vaults ("Connected Devices") based on a write-off period of 8 years for the purposes of section 11(e) of the Income Tax Act No. 58 of 1962 ("ITA"), then the Base Equity Value shall increase by an amount equal to R23,792,086; or

15.1.2 CCMS may not claim a wear and tear or depreciation allowance in respect of the Connected Devices based on a write-off period of 8 years, for the purposes of section 11(e) of the ITA, then the Base Equity Value shall increase by an amount equal to the difference between R23,792,086 less the product derived by multiplying R1,500,000 by the write-off period stipulated in the Wear and Tear Correspondence in excess of 8 years,

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hereinafter referred to as the "Wear & Tear Adjustment Amount".

15.2 It is recorded and agreed that: (i) if the Wear and Tear Correspondence is not received prior to the Cut-off Date; or (ii) if the Wear and Tear Correspondence states the write-off period applicable to the Connected Devices should be 25 years, then no adjustment to the Base Equity Value will be made pursuant to clause 15, provided that if, by the Designated Date, the Wear and Tear Notice Date has not occurred then the process contemplated in clause 16 shall (without prejudice to the Sellers' rights) continue on the basis that there shall be no adjustment amount for the limited purpose of preparing the Calculation Certificate under clause 16 and allowing Closing to occur pending the outcome of any adjustment in terms of this clause 15.

16 CLOSING DATE CALCULATION CERTIFICATE

16.1 On the 2nd business day following the Designated Date, the Sellers' Representative shall deliver to the Purchaser a certificate in the form of Annexure F hereto ("Calculation Certificate") setting out the quantum of the Adjusted Equity Value as at the Designated Date ("Closing Equity Value"), which certificate shall specify each relevant adjustment required to be made to the Base Equity Value in terms of clauses 12 to 15 (both inclusive) to the extent applicable and any adjustment required for Third Party Costs, together with the Sellers' workings/calculations and any documentation used by the Sellers in finalising the Calculation Certificate. For the avoidance of doubt -

16.1.1 the Calculation Certificate must include a schedule of all Third Party Costs and any invoices related thereto; and

16.1.2 if the Botswana Kazang Transfer Date and the Wear & Tear Notice Date have not occurred prior to the Designated Date, the Botswana Adjustment Amount and the Wear & Tear Adjustment Amount will not be taken into consideration when determining the Closing Equity Value.

16.2 On delivery of the Calculation Certificate referred to in clause 16.1, the Sellers' Representative shall procure that the Purchaser and its advisors are immediately granted unrestricted access to all relevant information. The Purchaser shall be entitled, on or prior to the 5th business day following receipt by the Purchaser of the Calculation Certificate, to deliver to the Sellers' Representative a written notice specifying in reasonable detail its objections ("Objection Notice") to the calculation of the Closing Equity Value and any element thereof.

16.3 If the Purchaser does not deliver an Objection Notice within the aforementioned 5 business day period, then the amount set out in the Calculation Certificate will be conclusive and binding upon the Parties and the value of the Closing Equity Value as set out in the Calculation Certificate will constitute the Closing Equity Value.

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16.4 If the Purchaser delivers an Objection Notice, the Purchaser and the Sellers' Representative shall attempt to negotiate and resolve such dispute within 5 business days of receipt of the Objection Notice ("Resolution Period"). In the event that the Purchaser and the Sellers' Representative resolve such dispute in writing ("Resolution Agreement") during the Resolution Period, the Closing Equity Value shall be the amount stipulated in the Resolution Agreement and will be final and binding on the Parties. In the event the Sellers' Representative and the Purchaser fail to resolve such dispute during the Resolution Period, the dispute shall be referred to the Auditors. The Auditors shall act as experts and not as arbitrators and shall be requested to provide their decision within 10 business days of appointment. The Sellers' Representative and the Purchaser shall furnish to the Auditors such papers and other documents and information relating to the dispute as the Auditors may reasonably request and are available to the relevant Seller and the Purchaser.

17 CLOSING

17.1 On the Closing Date representatives of the Parties shall meet at 10h00 at the offices of the Purchaser or such other place as the Parties may agree, at which meeting the Sellers will, against compliance by the Purchaser with the provisions of clause 10.8.1 and 17.3, deliver (or procure that the Escrow Agent, to the extent applicable, delivers) to the Purchaser -

17.1.1 original share certificates in respect of the Sale Shares;

17.1.2 share transfer forms in respect of the Sale Shares duly completed and signed by the registered holders thereof and currently dated, but in blank as to the transferee;

17.1.3 to the extent so required by the Purchaser by means of written notice given to the Sellers delivered within 2 business days of the Designated Date, the written resignations, with effect from the Closing Date -

17.1.3.1 the directors of the Target Companies, save for any directors contemplated in clause 17.1.4, confirming that they waive all claims, whether in contract or in delict, actual or contingent, that they may have had against the Target Companies up until the Closing or which arise out of any cause of action preceding the Closing Date; and

17.1.3.2 the public officer, company secretary and any other officer of the Target Companies, it being specifically agreed that these resignations are from formal appointments as officers of the Target Companies only, and not from posts of employment with the Target Companies, if applicable;

17.1.4 copies of resolutions of the shareholders of the Target Companies electing, with effect from the Closing Date, such directors as may have been nominated for that purpose by the Purchaser by means of written notice to the Sellers' Representative delivered within 2 business days of the Designated Date; and

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17.1.5 copies of resolutions of directors of the Target Companies noting the resignations of the directors, auditors (to the extent required) and/or officers contemplated in clause 17.1.3.

17.2 On the Closing Date, Vista Treasury, Epstein and each of the Parties which is a shareholder of Ovobix hereby cede to the Purchaser all of its right, title and interest in and to the Vista Treasury Loan, the Epstein Loan and its entire portion of the Ovobix Loan, respectively, with effect from the Effective Date.

17.3 On the Closing Date, the Purchaser shall -

17.3.1 procure delivery by the Purchaser's Attorneys to CCMS of the signed award agreements referred to in clause 4.1.8(i); and

17.3.2 advance an amount equal to R226,145,948 (or such lesser amount as notified by the Sellers' Representative to the Purchaser at least 3 business days prior to the Closing Date, if the Sellers' Representative (acting in his capacity as the Chief Executive Officer of CCMS at such time), in his discretion, is of the view that CCMS is able to discharge all or a portion of its obligations under the (i) Cash Connect Preference Share redemption transaction contemplated in clause 4.1.13; (ii) the Deposit Manager SPAs; (iii) the cash bonus awards contemplated in clause 4.1.8(ii); and/or (iv) the Restraint Consideration) into a bank account nominated by CCMS in writing and notified to the Purchaser at least 3 business days prior to the Closing Date.

17.4 The Parties may, by agreement in writing, dispense with a meeting on the Closing Date and may instead ensure delivery of the documents referred to in clause 17.1, and/or settlement of the Purchase Consideration, in such other manner as they agree to be convenient.

18 CONSIDERATION SHARES

On each of the Tranche I Date, Tranche II Date and Tranche III Date, respectively, Purchaser Holdco shall (to the extent applicable) -

18.1 furnish to Purchaser Holdco's central securities depository participant (or equivalent authorised entity in any applicable jurisdiction) ("CSDP"), written instructions to credit such CSDP account that the Sellers shall designate in writing at least 5 business days prior to the Tranche I Date, Tranche II Date and Tranche III Date (as the case may be), with the Tranche I Consideration Shares, Tranche II Consideration Shares and Tranche III Consideration Shares, as required;

18.2 procure that its CSDP or broker confirms in writing that the Purchaser Holdco's instruction has been implemented; and

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18.3 provide evidence that such Tranche I Consideration Shares, the Tranche II Consideration Shares and/or Tranche III Consideration Shares, as applicable, to be issued pursuant to this Agreement shall have been authorised for listing on NASDAQ or such other market on which the Purchaser Holdco Shares are then listed, subject to the official notice of issuance.

19 EFFECT OF CERTAIN EVENTS ON DEFERRED PAYMENTS

19.1 In the event of any subdivision or consolidation (or other variation intended or designed to have the same effect) of Purchaser Holdco Shares, the amount of USD7.50 contemplated in clause 10.8.4, 2.1.144 and/or 2.1.147, as applicable, shall be adjusted so as to neutralise the effect of the subdivision or consolidation, as applicable.

19.2 In the event that (i) Purchaser Holdco Shares have ceased to be listed on a recognised securities exchange or their listing has been suspended (other than in the circumstances contemplated in clause 19.3 or 19.4), (ii) Purchaser Holdco is liquidated or becomes subject to any business rescue process (or similar process), whether provisionally or finally (or any application is launched in that regard) or (iii) business rescue proceedings in terms of the Companies Act (or equivalent legislation) are commenced against Purchaser Holdco, whether by way of board resolution or court order, at any time before the Tranche I Amount, the Tranche II Amount or the Tranche III Amount (each a "Deferred Amount") has been settled by the applicable Consideration Shares, the applicable Deferred Amount, shall no longer be settled by the applicable Consideration Shares, and shall immediately be payable in cash.

19.3 In the event that a Qualifying Transaction Implementation Date is due to occur at any time after the Closing Date and before all Consideration Shares have been settled in accordance with clause 10.8 ("Outstanding Consideration Shares") the obligation to settle the applicable Deferred Amount/s and settle the applicable Consideration Shares shall be accelerated to the business day immediately prior to the Qualifying Transaction Implementation Date (or such earlier date (if required) in order to enable the Sellers to participate as shareholders of Purchaser Holdco in such Qualifying Transaction (including in respect of the settlement of any consideration thereunder)). In such event, all of the provisions applicable to the Consideration Shares (including the adjustment contained in clause 10.8.4) shall continue to apply, but with the necessary changes, to permit an earlier settlement of all the Outstanding Consideration Shares.

19.4 If in terms of a Qualifying Transaction all or part of the consideration is required to be settled in anything other than cash or shares in a listed third party offeror (or would result in the Sellers retaining or receiving shares in an unlisted entity), the Purchaser shall be required to discharge its outstanding obligations under clause 10.8 in respect of the Outstanding Consideration Shares, by making a cash payment to each Seller equal to the product derived by multiplying the Outstanding Consideration Shares required to be issued to each Seller in terms of clause 10.8 by the 30 day volume weighted average price of a Purchaser Holdco Share as at the Qualifying Transaction Implementation Date.

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20 WAIVER

In relation to the Sale and for the purpose of giving effect to the provisions of this Agreement, each of the Parties who is a shareholder of the Target Companies hereby irrevocably waives all and any pre-emptive rights, tag-along rights, come along rights and rights of first refusal, or any similar rights, which it may have in respect of the Sale Shares, the Vista Treasury Loan, the Ovobix Loan and the Epstein Loan in terms of any shareholders agreement, memorandum of incorporation or otherwise.

PART 4 - GAP PERIOD PROVISIONS

21 CONDUCT OF BUSINESS DURING GAP PERIOD

21.1 The Sellers hereby undertake to and in favour of the Purchaser, that, during the Gap Period the Business will be carried on in substantially the normal and ordinary course and the Operating Companies will not enter into any contract or commitment or do anything which, in any such case, is outside of the normal and ordinary course of the Business, save to the extent (i) that the prior written consent of the Purchaser is obtained; or (ii) a matter was Fairly Disclosed to the Purchaser during the Due Diligence Investigation; or (iii) any action, contract, resolution or commitment is taken, passed, concluded or made in order to give effect to the Approved Transactions, during the Gap Period -

21.1.1 the Operating Companies will not change its normal manner, method or trading style of carrying on business (it being recorded that the launching of new products or services shall be considered to be its normal manner and method of carrying on business);

21.1.2 save for any Approved Transactions, no assets will be acquired or sold by the Target Group other than in the ordinary, normal and regular course of businesses;

21.1.3 the Target Group will not incur any liabilities other than in the ordinary, normal and regular course of business without adequate value having been received, and will not authorise or incur any capital expenditure except in the ordinary, normal and regular course of business;

21.1.4 the Target Group will not change its residence for tax purposes;

21.1.5 the Target Group will treat all matters in regard to tax (and related reporting matters) consistent with past practice and methodology;

21.1.6 there will be no changes in the shareholding structure of the Target Group and no Group Company will take any steps to apply for the winding-up;

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21.1.7 save as provided for in this Agreement, no Group Company will issue or agree to issue any shares (including bonus and capitalisation shares), and the Sellers will not pass or agree to pass, any resolution for the increase or reduction of any Group Company's share capital, or for the creation of any securities;

21.1.8 no Group Company will enter into any agreement or transaction outside of the normal and ordinary course of business;

21.1.9 no resolutions will be passed by (i) the Sellers in their capacities as shareholders of the Target Companies; or (ii) the board of directors of the Target Companies, except such resolutions as (a) may be necessary to give effect to the Approved Transactions; (b) are passed in the ordinary, normal and regular course of business; or (c) may be required in order to give effect to any agreement, transaction or action permitted to be undertaken in terms of this clause 21;

21.1.10 no Group Company will acquire or enter into any agreement to acquire (whether by one transaction or a series of transactions) the whole or a substantial or material part of the business, undertaking or assets of any other person/s;

21.1.11 no Group Company will enter into or agree to enter into, any joint venture, partnership agreement or other venture for the sharing of profits or assets;

21.1.12 each Group Company will pay all amounts of any nature whatsoever that become due and payable by the Target Companies in the ordinary course and consistent with past practice;

21.1.13 each Operating Company will make and keep books, records and accounts which in reasonable detail accurately and fairly reflect the transactions and dispositions of the Group Company and its assets, and maintain (consistent with past practice) a system of internal accounting controls sufficient to provide reasonable assurances that transactions are executed in accordance with management's general or specific authorisation;

21.1.14 the Sellers will not pass any resolutions effecting any changes to the Memoranda of Incorporation of the Target Group; and

21.1.15 no Group Company will incur any third party debt other than for purposes of capital expenditure or in the ordinary, normal and regular course of business.

21.2 In respect of Luxanio and Ovobix ("Investment Holdcos"), the Sellers hereby undertake to and in favour of the Purchaser, that, during the Gap Period the Investment Holdcos will not carry on any business of whatsoever nature and shall limit its activities to the holding of the underlying shares and any administrative matters strictly required to continue holding such shares in good standing. Without derogating from the aforegoing but save to the extent (i) that the prior written consent of the Purchaser is obtained; or (ii) a matter was Fairly Disclosed to the Purchaser during the Due Diligence Investigation; or (iii) any action, contract, resolution or commitment is taken, passed, concluded or made in order to give effect to the Approved Transactions, during the Gap Period -

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21.2.1 no assets will be acquired or sold by the Investment Holdcos;

21.2.2 the Investment Holdcos will not incur any liabilities;

21.2.3 the Investment Holdcos will not change its residence for tax purposes;

21.2.4 the Investment Holdcos will treat all matters in regard to tax (and related reporting matters) consistent with past practice and methodology;

21.2.5 there will be no changes in the shareholding structure of the Investment Holdcos and neither of the Investment Holdcos will take any steps to apply for the winding-up;

21.2.6 neither of the Investment Holdcos will issue or agree to issue any shares (including bonus and capitalisation shares), and the Sellers will not pass or agree to pass, any resolution for the increase or reduction of any Investment Holdco's share capital, or for the creation of any securities;

21.2.7 no Investment Holdco will enter into any agreement or transaction save for this Agreement or any Approved Transaction, provided that the Sellers shall procure that CCMS and Luxanio will not agree to any addition to or variation, deletion, or agreed cancellation of all or any clauses or provisions of the Luxanio Cancellation Agreement without the prior written consent of the Purchaser;

21.2.8 no resolutions will be passed by (i) the Sellers in their capacities as shareholders of the Investment Holdcos; or (ii) the board of directors of the Investment Holdcos, except such resolutions as (a) may be necessary to give effect to the Approved Transactions; or (b) may be required in order to give effect to any agreement, transaction or action permitted to be undertaken in terms of this clause 21;

21.2.9 each Investment Holdco will make and keep books, records and accounts which in reasonable detail accurately and fairly reflect the transactions and dispositions of the Investment Holdco and its assets, and maintain (consistent with past practice) a system of internal accounting controls sufficient to provide reasonable assurances that transactions are executed in accordance with management's general or specific authorisation;

21.2.10 the Sellers will not pass any resolutions effecting any changes to the Memoranda of Incorporation of the Investment Holdcos; and

21.2.11 no Investment Holdco will incur any third party debt.

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21.3 The Sellers shall procure that the Target Group shall, during the Gap Period -

21.3.1 deliver to the Purchaser copies of the Management Accounts of the Target Group in respect of each month after the Signature Date by no later than 22 days after the end of the relevant month, which Management Accounts shall -

21.3.1.1 be prepared consistently with past practice and methodology and, in any event, on the same basis as they have been for the 12 month period prior to the Signature Date;

21.3.1.2 fairly present the financial position, operations and results of the Target Companies for the period to which they relate; and

21.3.1.3 save as noted therein, reflect no change in any of the bases of accounting or accounting principles used in respect of any material item;

21.3.2 notify the Purchaser of any adverse event, circumstance, fact, occurrence or state of affairs or series or combination thereof (other than in relation to the performance of the Business in ordinary course) in respect of the Operating Companies or the Business which adverse event, circumstance, fact, occurrence or state of affairs or series or combination thereof has a financial impact in excess of R5,000,000 on the Operating Companies (when compared to the forecasts for the financial year ended 28 February 2022 in respect of the Operating Companies, provided by the Sellers to the Purchaser);

21.3.3 subject to making appropriate prior arrangements with any of Heilbron, Neil Davis, Mark Templemore-Walters or Martin Wright, permit representatives of the Purchaser to have reasonable access during business hours, and in a manner so as not unreasonably to interfere with the normal business operations of the Target Group, to the management of the Operating Companies (on an unaccompanied basis), provided that the Purchaser's representatives are not individuals who are responsible for making decisions on sales, pricing, marketing, and other commercially sensitive areas relating to products or services in respect of which the Parties are actual or potential competitors of one another in South Africa, Botswana or Namibia; and

21.3.4 keep the Business and the assets of the Operating Companies used in respect of the Business substantially intact, including the present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers and employees, save for any deviations (it being recorded that the launching of new products or services shall not constitute a deviation) which may be required in the ordinary course of business.

21.4 The Sellers shall procure that the Target Group shall, until the Closing Date, unless the Purchaser consents otherwise in writing, maintain in force all insurance policies in existence as at the Signature Date, as well as any other insurance policies taken out by the Target Group thereafter in regard thereto.

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21.5 Each of the Sellers hereby undertakes to notify the Purchaser in writing within 2 business days of becoming aware of any breach or reasonably suspected breach of any of the Gap Period Undertakings. Similarly, the Purchaser hereby undertakes to notify the Sellers' Representative in writing within 2 business days of a Purchaser's Deal Team Member becoming aware of any breach or reasonably suspected breach of any of the Gap Period Undertakings.  In either case, if any such notice is given less than 2 business days prior to the Closing Date, the Closing Date shall automatically be deferred to the date which is 2 business days following the date on which such notice is given.

21.6 If, at any time during the Gap Period, any of the Gap Period Undertakings is breached (notwithstanding that the Agreement has not yet become unconditional in accordance with its terms) (any such claim for damages arising from a breach of a Gap Period Undertaking being a "Gap Period Undertaking Claim") and the Sellers have not taken remedial action to the Purchaser's reasonable satisfaction to procure that any such breach is remedied prior to the Closing Date after receiving notice from the Purchaser to do so in terms of clause 21.5, and the aggregate of the damages that would be suffered by the Purchaser as a result of such breach is equal to or greater than R20,000,000, the Purchaser shall be entitled to cancel the agreement on written notice to the Sellers upon which it will be so terminated, and this will be the Purchaser's sole remedy in respect of any Gap Period Undertaking Claim of which a Purchaser's Deal Team Member becomes aware during the Gap Period.

21.7 Notwithstanding anything to the contrary in this Agreement it is specifically recorded and agreed that the Sellers and the Target Group shall be entitled to take any and all actions required to implement the Approved Transactions, and none of such actions shall constitute a breach of this Agreement or any of the Gap Period Undertakings.

22 ANTICORRUPTION

22.1 If, at any time during the Gap Period, and save as Fairly Disclosed to the Purchaser or a Purchaser's Deal Team Member in writing prior to the Signature Date -

22.1.1 the Purchaser becomes aware of the fact that, or an allegation that a reasonable purchaser may regard as credible is made by a third party that, -

any Group Company Representative is violating or has at any time in the period of five years immediately prior to the Signature Date violated, any Anti-Corruption Laws or offered, paid, promised to pay, or authorised the payment of any money, or offered, given, promised to give, or authorised the giving of anything of value, to any Government Official, commercial entity or to any person to obtain an improper business advantage or to influence the acts or decisions of a Government Official acting in their official capacity;  and/or

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22.1.1.1 any Group Company Representative is conducting or initiating or has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Government Entity or similar agency with respect to any alleged noncompliance with any Anti-Corruption Law; and/or

22.1.1.2 any Group Company Representative is a Government Official;  and/or

22.1.1.3 any Government Official or Government Entity owns an interest, whether direct or indirect, in the Target Group or has any legal or beneficial interest in the Target Group or is entitled to receive payments made to the Target Group by the Purchaser hereunder (it being recorded and agreed that any shares held in Kazang Botswana by the Botswana government as a result of any of the shareholders in Kazang Botswana being deregistered shall not result in a breach of this clause 22);  and/or

22.1.1.4 any Group Company Representative is a Sanctions Target or is located, organised or resident in a country or territory that is a Sanctions Target; and/or

22.1.1.5 at any time during the five years immediately prior to the Signature Date, any Group Company Representative has (i) violated applicable Sanctions Laws and Regulations; or (ii) knowingly engaged in any dealings or transactions with any person, or in any country or territory, that is a Sanctions Target, nor is the Target Group currently engaged in any such activities, each a "Corruption Event"; and

22.2 the Purchaser, acting reasonably and in good faith, alleges that such Corruption Event has materially and adversely affected, or will or is reasonably likely to materially and adversely affect, the reputation, valuation, operations and/or regulated status (as applicable) of the Target Group, the Purchaser and/or the Purchaser's direct or indirect shareholders or affiliates (or would have such material and adverse effect if the Corruption Event were to become publicly known), then the Purchaser shall, subject to clause 22.3, be entitled to terminate this Agreement by notice in writing to the Sellers' Representative and none of the Parties will have any claim (including any claim for damages) against the others arising from the termination of the Agreement in terms of this clause 22.

22.3 Notwithstanding anything to the contrary in this Agreement -

22.3.1 if the Purchaser did not exercise its rights in terms of this clause 22 to terminate this Agreement during the Gap Period, and the Purchaser thereafter becomes aware of any of the matters referred to in clause 22.1, it shall not be entitled to claim any amount or institute any proceedings against the Sellers in relation thereto;

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22.3.2 prior to the Purchaser exercising its right to cancel this Agreement in terms of clause 22.2 it shall notify the Sellers' Representative of its intention to cancel this Agreement as a result of the occurrence of an alleged Corruption Event and provide the Sellers' Representative with details of the alleged Corruption Event and afford the Sellers' Representative a reasonable opportunity to make representations to the Purchaser regarding the credibility of any applicable allegations, provided that the Closing Date shall automatically be postponed to the extent required in such circumstances.

23 BREACH OF WARRANTY BECOMING KNOWN DURING GAP PERIOD

23.1 Each of the Sellers hereby undertakes, during the Gap Period, to notify the Purchaser in writing within 2 business days of becoming aware of any breach or reasonably suspected breach of any of the Warranties. Similarly, the Purchaser hereby undertakes to notify the Sellers' Representative in writing within 2 business days of a Purchaser's Deal Team Member becoming aware of any breach or reasonably suspected breach of any of the Warranties.  In either case, if any such notice is given less than 2 business days prior to the Closing Date, the Closing Date shall automatically be deferred to the date which is 2 business days following the date on which such notice is given.

23.2 In the event that the Purchaser notifies the Sellers' Representative, in writing, at any time during the Gap Period, that it has become aware during the Gap Period that any of the Warranties has ceased to be true and accurate (notwithstanding that the Agreement has not yet become unconditional in accordance with its terms) and the Sellers have not taken remedial action to the Purchaser's reasonable satisfaction to procure that such warranty(ies) will be true and accurate ("Gap Period Warranty and Indemnity Claim") as at the Closing Date after receiving notice from the Purchaser requiring them to do so, and the aggregate of the damages that would be suffered by the Purchaser as a result of such breach is in excess of R20,000,000, the Purchaser shall be entitled to cancel the agreement on written notice to the Sellers' Representative upon which it will be so terminated, and this will be the Purchaser's sole remedy in respect of any Gap Period Warranty and Indemnity Claim of which a Purchaser's Deal Team Member becomes aware during the Gap Period.

PART 5 - WARRANTIES

24 WARRANTIES BY THE SELLERS

24.1 Subject to the limitations and qualifications set out in the remaining provisions of this clause 24 and clauses 25 and 26, the Sellers hereby give to and in favour of the Purchaser, in the Sellers' Proportions (unless otherwise provided) the Warranties set out in Annexure B. Each Warranty -

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24.1.1 is a separate Warranty and will in no way be limited or restricted by reference to or inference from the terms of any other Warranty or by any other words in this Agreement;

24.1.2 is, insofar as it is promissory or relates to a future event, be deemed to have been given as at the date of fulfilment of the promise or future happening of the event, as the case may be;

24.1.3 save where any Warranty is expressly limited to a particular date, is given as at the Signature Date, the Effective Date and the Closing Date and all periods between those dates;

24.1.4 shall continue and remain in force notwithstanding the completion of the Sale; and

24.1.5 be deemed to be material and to be a material representation inducing the Purchaser to enter into this Agreement.

24.2 It is recorded that the Purchaser has entered into this Agreement on the strength of the Warranties, both as regards their content and the date or dates to which they apply.

24.3 The Warranties and Indemnities are limited and qualified (and the Purchaser shall be precluded from claiming any amount in relation to any of the Warranties or Indemnity/ies in this Agreement) -

24.3.1 to the extent Fairly Disclosed in -

24.3.1.1 the Disclosure Schedule; and

24.3.1.2 all other written correspondence and/or other written material (including, without limitation, written presentations) provided to the Purchaser (or to any of its consultants, professionals advisors or its other representatives in terms of or pursuant to the Due Diligence Investigation) that have been uploaded to the Virtual Data Room prior to the Signature Date; and

24.3.1.3 the Due Diligence Reports; and

24.3.2 by any matters that the Purchaser's Deal Team Members have actual knowledge of on the Signature Date.

24.4 Where any Warranty is qualified by the expression "the Sellers are not aware", "to the best of the Sellers' knowledge and belief", "the Sellers have no knowledge" or any similar expression, the Sellers are deemed to have knowledge of any facts, circumstances, opinions or beliefs of which any Key Executive has actual knowledge, or could reasonably be expected to have such knowledge had he made reasonable enquiries in relation thereto.

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25 LIMITATION OF LIABILITY IN RESPECT OF WARRANTY AND INDEMNITY CLAIMS

25.1 Subject to clause 25.2, no Warranty and Indemnity Claim/s may be made against the Sellers in respect of any amount claimed which does not exceed R2,400,000 and unless and until the aggregate amount claimed in respect of any Warranty and Indemnity Claim/s (individually or collectively) meets or exceeds R48,000,000 (other than a Warranty and Indemnity Claim in respect of any breach of Title Warranty and/or Capacity and Authority Warranty, in respect of which no such limitation shall apply).

25.2 Notwithstanding any provision to the contrary in this Agreement, the maximum aggregate liability of the Sellers to the Purchaser for all and any Warranty and Indemnity Claims shall be limited to and shall at no time exceed a maximum amount of R287,600,000 (other than a Warranty and Indemnity Claim in respect of any breach of Title Warranty and/or Capacity and Authority Warranty, in respect of which no such limitation shall apply), and the maximum aggregate liability of any Seller to the Purchaser in this regard shall be limited to and shall at no time exceed a maximum amount equal to that Seller's Sellers' Proportion of R287,600,000 (other than a Warranty and Indemnity Claim in respect of any breach of Title Warranty and/or Capacity and Authority Warranty, in respect of which no such limitation shall apply).

25.3 Each of the Sellers undertakes to notify the Purchaser of any Warranty and Indemnity Claim or any circumstance each of them becomes aware of that may give rise to a Warranty and Indemnity Claim (including, without limitation, the institution of any claim against any Group Company) as soon as practicably possible once a Seller is aware of such circumstance and to provide the Purchaser with all information reasonably requested by the Purchaser in relation to such claim.

25.4 Any Warranty and Indemnity Claim (other than a Warranty and Indemnity Claim in respect of a Tax Warranty or a Title Warranty or a Capacity and Authority Warranty) will be wholly barred and unenforceable unless written notice in respect thereof is delivered to the Sellers' Representative within a period of three years after the Closing Date.

25.5 Any Warranty and Indemnity Claim in respect of a Tax Warranty will be wholly barred and unenforceable unless written notice in respect thereof is delivered to the Sellers' Representative within a period of seven years after the Closing Date.

25.6 Any Warranty and Indemnity Claim in respect of a Title Warranty or a Capacity and Authority Warranty will be wholly barred and unenforceable unless written notice in respect thereof is delivered to the Sellers' Representative within a period of seven years after the Closing Date.

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26 WARRANTY AND INDEMNITY INSURANCE

26.1 It is recorded that the Purchaser has obtained or will obtain, in terms of the Insurance Policy, warranty and indemnity insurance in respect of any Warranty and Indemnity Claims.

26.2 The Purchaser therefore agrees and acknowledges that, notwithstanding anything else to the contrary contained in this Agreement (but subject to the remaining provisions of this clause 26), the Purchaser shall not have any claim against any of the Sellers in respect of any Warranty and Indemnity Claims, it being agreed and understood that the recourse of the Purchaser in respect of any Warranty and Indemnity Claim will be solely against the third party underwriter(s) in terms of the Insurance Policy, except in regard to any Warranty and Indemnity Claim arising out of or attributable to a breach of Title Warranty or Capacity and Authority Warranty (in respect of which no limitations of any nature whatsoever shall apply).

26.3 The Purchaser will be obliged to submit a claim under the Insurance Policy for any Warranty and Indemnity Claim in relation to a Title Warranty or a Capacity and Authority Warranty, provided that a repudiation of such claim under the Insurance Policy (for any reason whatsoever) shall not in any manner be construed so as to limit the Purchaser's ability under this Agreement or in law to recover to the fullest extent possible any damages from the Sellers arising out of or attributable to a Warranty and Indemnity Claim in relation to a Title Warranty or a Capacity and Authority Warranty, provided that the Purchaser has in fact submitted a claim under the Insurance Policy.

26.4 The exclusions contained in clause 26.2 shall, however, be without limitation to the rights which the Purchaser may have as a matter of common law against any Seller to the extent that it has suffered a loss as a result of the fraud or fraudulent non-disclosure by that Seller (which, for the avoidance of doubt includes any director or the company secretary of that Seller), in which case the Purchaser shall only be entitled to make a claim against that Seller and not against any other Seller who was not party to such fraud and/or fraudulent non-disclosure.

27 INDEMNITIES BY THE SELLER

Without prejudice to any rights of the Purchaser arising from any other provision of this Agreement, but subject to the provisions of clauses 24.3, 25 and 26, and to the extent that such liability is not fully provided for or reflected as a liability in the Warranted Accounts, the Sellers hereby agree, in the Sellers' Proportions, to indemnify and hold the Purchaser and each Target Company, respectively, harmless from, all claims, liability, damage, loss, penalty, expense and cost (including legal costs on an attorney and own client scale) of any nature whatsoever which the Purchaser and/or any Target Company may suffer (whether directly or indirectly) resulting from, arising out of, or relating to: (i) a failure of any of the Warranties contained in this Agreement to be true and correct; and (ii) any liability for tax not fully provided for in the Warranted Accounts for all periods prior to the Signature Date, save to the extent Fairly Disclosed to the Purchaser prior to the Signature Date and save for liabilities for tax incurred in the ordinary, normal and regular course of business.

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28 NO DUPLICATION OF RECOVERY

Notwithstanding anything to the contrary contained in this Agreement, where a single fact or circumstance gives rise to multiple causes of action entitling the Purchaser to assert a combination of claims against the Sellers arising out of a combination of Warranties or Indemnities given by the Sellers, the Purchaser shall be limited to recovering the aggregate sum of its actual damages or losses arising in connection with such single fact or circumstance, the intention of the Parties being that, while the Purchaser may assert such combination of claims, the Purchaser may not duplicate the recovery of its damages or losses.  The Purchaser shall always be entitled, in its discretion, to determine whether to proceed in respect of a breach of Warranty or a claim under an Indemnity.

PART 6 - GENERAL MATTERS

29 RIGHTS TO TERMINATE

29.1 Notwithstanding anything to the contrary contained in this Agreement (including the fulfilment or waiver, as the case may be, of all of the Conditions Precedent), the Purchaser shall be entitled, subject only to clause 29.3, to cancel this Agreement by means of written notice to the Sellers' Representative at any time prior to the Closing Date in the event that: (i) a Material Adverse Change has occurred; (ii) any Seller or any Group Company is liquidated or becomes subject to any business rescue process (or similar process), whether provisionally or finally (or any application is launched in that regard); (iii) business rescue proceedings in terms of the Companies Act (or equivalent legislation) are commenced against any Seller or any Group Company, whether by way of board resolution or court order; (iv) any interdict, judgment or other order or action of any court or Governmental Body restraining, prohibiting or rendering illegal the implementation of the transactions contemplated in this Agreement is in effect, or any legal proceeding has been instituted by any person (including any Governmental Body) seeking to prohibit, restrict or delay, declare illegal or to enjoin the implementation of the transactions contemplated in this Agreement (save for any legal proceedings instituted to prohibit, restrict or delay the implementation of the this Agreement by a Governmental Body which the Parties approached in order to fulfil the Condition Precedent in clause 4.1.21.1); or (v) the Sellers breach any of the undertakings in clause 6.1 and fail to remedy same within a period of 3 business days after receiving written notice thereof.

29.2 Notwithstanding anything to the contrary contained in this Agreement (including the fulfilment or waiver, as the case may be, of all of the Conditions Precedent), the Sellers shall be entitled, subject only to clause 29.3, to cancel this Agreement by means of written notice to the Purchaser at any time prior to the Closing Date in the event that: (i) the Purchaser or Purchaser Holdco is liquidated or becomes subject to any business rescue process (or similar process), whether provisionally or finally (or any application is launched in that regard); (ii) business rescue proceedings in terms of the Companies Act (or equivalent legislation) are commenced against the Purchaser and/or Purchaser Holdco, whether by way of board resolution or court order; or (iii) any interdict, judgment or other order or action of any court or Governmental Body restraining, prohibiting or rendering illegal the implementation of the transactions contemplated in this Agreement is in effect, or any legal proceeding has been instituted by any person (including any Governmental Body) seeking to prohibit, restrict or delay, declare illegal or to enjoin the implementation of the transactions contemplated in this Agreement (save for any legal proceedings instituted to prohibit, restrict or delay the implementation of the this Agreement by a Governmental Body which the Parties approached in order to fulfil the Condition Precedent in clause 4.1.21.1).

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29.3 Clauses 29.1 and 29.2 should not be construed as limiting any of the Parties' rights arising from a breach of this Agreement, as contemplated in clause 37.

30 MULTIPLE SELLERS

30.1 Although there are multiple Sellers in terms of this Agreement, it is recorded that the Sale constitutes one composite and indivisible transaction.

30.2 Save as provided in clause 30.3, each of the Seller's liability to the Purchaser under this Agreement in respect of a Warranty and Indemnity Claim shall be joint in the Sellers' Proportions (and not joint and several).

30.3 Each Seller's liability to the Purchaser under this Agreement shall be several (and not joint and not joint and several) in respect of a breach of any Title Warranties and/or Capacity and Authority Warranties, on the basis that each Seller will only be liable for its own breach of the Title Warranties and/or Capacity and Authority Warranties.

31 SELLERS' REPRESENTATIVE

31.1 The Sellers hereby appoint Heilbron to act on their behalf for the following purposes under this Agreement: (i) to waive fulfilment of and/or agree to the extension of the date for fulfilment of and/or agree to accept the imposition of a condition or the form or terms of any document in respect of any Condition Precedent; (ii) to grant approval or consent under the Agreement on behalf of the Sellers; (iii) to agree the Closing Date; and/or (iv) to give and/or receive any formal notices under the Agreement from time to time, provided that, before doing any such things, taking any such actions or making any such decisions, the Sellers' Representative shall first have consulted with all of the Sellers and shall act upon the instructions of the majority of the Sellers, pro rata to the Sellers' Proportions, which thing, action and decision shall then be deemed to be binding on, and enforceable against, all of the Sellers.  Notwithstanding the aforegoing, the Sellers acknowledge that the Purchaser shall be entitled to place reliance on any document emanating from the Sellers' Representative in respect of any one of the aforementioned categories without doing any further investigation of its own.

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31.2 Should Heilbron, at any time prior to Closing Date, become incapacitated so that he is not able to fulfil his functions as Sellers' Representative in terms of this Agreement, the Sellers shall by way of majority, pro rata to their Sellers' Proportions, nominate another individual to act as "Sellers' Representative" in terms of this Agreement. Following such nomination, the Sellers shall notify the Purchaser in writing of his/her identity. Pending any such written notice, all references in the Agreement to "Sellers' Representative" shall be deemed to be a reference to the "Sellers".

32 PARENT GUARANTEE

32.1 On and with effect from the Signature Date, the Purchaser Holdco (i) irrevocably and unconditionally guarantees, as a principal obligation, and not merely as surety, and on the basis of discrete obligations enforceable against the Purchaser Holdco, in favour of the Sellers the punctual performance of all of the Purchaser's obligations under and in terms of this Agreement; and (ii) undertakes to procure that the Purchaser will comply with its obligations under this Agreement.

32.2 Accordingly, the Sellers shall not be obliged, before exercising any rights, powers or remedies conferred upon them in terms of this clause 32 or by law to take any action, or obtain any judgement, in any court against the Purchaser.

32.3 The Purchaser Holdco agrees to perform the obligations of the Purchaser in terms of this Agreement, when due, immediately on written demand as if it was the principal obligor.

32.4 The Purchaser Holdco acknowledges and agrees that it will assume the same position in law and under this Agreement as if all references to the "Purchaser" had in fact been references to Purchaser Holdco.

32.5 Neither the Purchaser nor the Purchaser Holdco may cede, delegate, assign or transfer all or any part of their rights or obligations under and in terms of this clause 32, without the prior written consent of the Sellers.

33 GENERAL WARRANTIES

33.1 Each of the Parties hereby warrants severally (and not jointly and not jointly and severally) to and in favour of the others that -

33.1.1 it has the legal capacity and has taken all necessary corporate action required to empower and authorise it to enter into this Agreement;

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33.1.2 this Agreement constitutes an agreement valid and binding on it and enforceable against it in accordance with its terms; and

33.1.3 the execution of this Agreement and the performance of its obligations hereunder does not and shall not -

33.1.3.1 contravene any law or regulation to which that Party is subject;

33.1.3.2 contravene any provision of that Party's constitutional documents; or

33.1.3.3 conflict with, or constitute a breach of any of the provisions of any other agreement, obligation, restriction or undertaking which is binding on it.

33.1.4 In addition, each Seller warrants severally (and not jointly and not jointly and severally) to and in favour of Purchaser Holdco that it is not a U.S. person (as defined in Regulation S under the U.S. Securities Act and -

33.1.4.1 is not acquiring or receiving the Tranche I Consideration Shares, the Tranche II Consideration Shares and/or the Tranche III Consideration Shares (collectively "Consideration Shares") for the account or benefit of any U.S. person;

33.1.4.2 at the times such Seller determined to acquire or receive the Consideration Shares and on the Closing Date such Seller was and will be outside the United States of America;

33.1.4.3 the issuance of the Consideration Shares has not been pre-arranged with a buyer located in the United States of America or with a U.S. person, and is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act;

33.1.4.4 neither such Seller, nor any person acting on such Seller's behalf, has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States of America, its territories or possessions, for any of the Consideration Shares; and

33.1.4.5 such Seller has satisfied itself as to the full observance of the laws of its jurisdiction in connection with issue to it of the Consideration Shares and the issue to such Seller of the Consideration Shares pursuant to this Agreement will not violate any applicable laws of such Seller's jurisdiction.

33.2 In addition, Purchaser Holdco warrants to and in favour of the Sellers that no approval of the shareholders of Purchaser Holdco is required by the rules and regulations of NASDAQ in order to issue the Consideration Shares in accordance with the terms of this Agreement.

33.3 Each of the representations and warranties given by the Parties in terms of clause 33.1, shall -

CLIFFE DEKKER HOFMEYR

33.3.1 be a separate warranty and will in no way be limited or restricted by inference from the terms of any other warranty or by any other words in this Agreement;

33.3.2 continue and remain in force notwithstanding the completion of any or all the transactions contemplated in this Agreement; and

33.3.3 prima facie be deemed to be material and to be a material representation inducing the other Parties to enter into this Agreement.

34 EMBARGO

The Sellers undertakes that during the period from the Signature Date to the Closing Date or until the failure of this Agreement to become unconditional in terms of clause 4 or to it being finally terminated for any reason (i.e. the termination is not, or is no longer, the subject of any dispute resolution process) it will not enter into any negotiation with, or seek to solicit any interest from, any third party in relation to the purchase of the Sale Shares, and the Sellers will procure that the Target Companies do not enter into any such negotiation or solicitation in relation to the sale of its Business or any part thereof.  Without in any way detracting from the aforegoing, the Sellers undertake to immediately notify the Purchaser of any unsolicited approaches by any third party/ies from time to time (which would constitute a breach by the Sellers of this clause 34 were the Sellers to enter into negotiations with such third party/ies).

35 CONFIDENTIALITY

35.1 The Parties undertake that during the operation of, and after the expiration, termination or cancellation of, this Agreement for any reason, they will keep confidential -

35.1.1 any information which any Party ("Disclosing Party") communicates to any other Party ("Recipient");

35.1.2 all other information of the same confidential nature concerning the business of a Disclosing Party which comes to the knowledge of any Recipient whilst it is engaged in negotiating the terms of this Agreement or after its conclusion, including -

35.1.2.1 details of the Disclosing Party's financial structures and operating results; and

35.1.2.2 details of the Disclosing Party's strategic objectives and planning.

35.2 If a Recipient is uncertain about whether any information is to be treated as confidential in terms of this clause 35, it shall be obliged to treat it as such until written clearance is obtained from the Disclosing Party.

35.3 Each Party undertakes, subject to clause 35.4, not to disclose any information which is to be kept confidential in terms of this clause 35, nor to use such information for its own or anyone else's benefit.

CLIFFE DEKKER HOFMEYR

35.4 Notwithstanding the provisions of clause 35.3, a Recipient shall be entitled to disclose any information to be kept confidential if and to the extent only that the disclosure is bona fide and necessary for the purposes of carrying out its duties or implementing of enforcing any of its rights in terms of this Agreement.

35.5 The obligation of confidentiality placed on the Parties in terms of this clause 35 shall cease to apply to a Recipient in respect of any information which -

35.5.1 is or becomes generally available to the public other than by the negligence or default of the Recipient or by the breach of this Agreement by the Recipient;

35.5.2 the Disclosing Party confirms in writing is disclosed on a non-confidential basis;

35.5.3 has lawfully become known by or come into the possession of the Recipient on a non-confidential basis from a source other than the Disclosing Party having the legal right to disclose same, provided that such knowledge or possession is evidenced by the written records of the Recipient existing at the Signature Date; or

35.5.4 is disclosed pursuant to a requirement or request by operation of law, regulation or court order, to the extent of compliance with such requirement or request only and not for any other purpose,

provided that -

35.5.5 the onus shall at all times rest on the Recipient to establish that information falls within the exclusions set out in clauses 35.5.1 to 35.5.4;

35.5.6 information will not be deemed to be within the foregoing exclusions merely because such information is embraced by more general information in the public domain or in the Recipient's possession; and

35.5.7 any combination of features will not be deemed to be within the foregoing exclusions merely because individual features are in the public domain or in the Recipient's possession, but only if the combination itself and its principle of operation are in the public domain or in the Recipient's possession.

35.6 In the event that the Recipient is required to disclose confidential information of the Disclosing Party as contemplated in clause 35.5.4, the Recipient will -

35.6.1 advise the Disclosing Party thereof in writing prior to disclosure, if possible;

35.6.2 take such steps to limit the disclosure to the minimum extent required to satisfy such requirement and to the extent that it lawfully and reasonably can;

35.6.3 afford the Disclosing Party a reasonable opportunity, if possible, to intervene in the proceedings;

CLIFFE DEKKER HOFMEYR

35.6.4 comply with the Disclosing Party's reasonable requests as to the manner and terms of any such disclosure; and

35.6.5 notify the Disclosing Party of the recipient of, and the form and extent of, any such disclosure or announcement immediately after it is made.

36 PUBLICITY

36.1 Subject to clause 36.3, each Party undertakes to keep confidential and not to disclose to any third party, save as may be required in law (including by the rules of any recognised securities exchange, where applicable) or permitted in terms of this Agreement, the nature, content or existence of this Agreement and any and all information given by a Party to the other Parties pursuant to this Agreement.

36.2 No public announcements of any nature whatsoever will be made by or on behalf of a Party relating to this Agreement without the prior written consent of the other Parties, save for any announcement or other statement required to be made in terms of the provisions of any law or by the rules of any recognised securities exchange, in which event the Party obliged to make such statement will first consult with the other Parties in order to enable the Parties in good faith to attempt to agree the content of such announcement, which (unless agreed) must go no further than is required in terms of such law or rules.  This will not apply to a Party wishing to respond to any other Party which has made an announcement of some nature in breach of this clause 36.

36.3 This clause 36 shall not apply to any disclosure made by a Party to its professional advisors or consultants or to any of its bankers, financiers or potential financiers, provided that they have agreed to the same confidentiality undertakings, or to any judicial or arbitral tribunal or officer, in connection with any matter relating to this Agreement or arising out of it.

37 BREACH

37.1 If a Party ("Defaulting Party") commits any breach of this Agreement and fails to remedy such breach within 10 business days ("Notice Period") of written notice requiring the breach to be remedied, then the Party giving the notice ("Aggrieved Party") will be entitled, at its option -

37.1.1 to claim immediate specific performance of all or any of the Defaulting Party's obligations under this Agreement, with or without claiming damages, whether or not such obligation has fallen due for performance; or

37.1.2 to cancel this Agreement, with or without claiming damages, in which case written notice of the cancellation shall be given to the Defaulting Party, and the cancellation shall take effect on the giving of the notice.  No Party shall be entitled to cancel this Agreement unless the breach is a material breach.  A breach will be deemed to be a material breach if -

CLIFFE DEKKER HOFMEYR

37.1.2.1 it is capable of being remedied, but is not so remedied within the Notice Period; or

37.1.2.2 it is incapable of being remedied and payment in money will compensate for such breach but such payment is not made within the Notice Period.

37.2 The Parties agree that any costs awarded will be recoverable on an attorney-and-own-client scale unless the Court specifically determines that such scale shall not apply, in which event the costs will be recoverable in accordance with the High Court tariff, determined on an attorney-and-client scale.

37.3 The Aggrieved Party's remedies in terms of this clause 37 are without prejudice to any other remedies to which the Aggrieved Party may be entitled in law.

37.4 Notwithstanding the aforegoing provisions pertaining to a cancellation of the Agreement by a Party, the Sellers agree that if one or more of the Sellers, but not all of Sellers, commit a breach of this Agreement, no single Seller shall have the right to cancel or otherwise terminate this Agreement unless the Sellers do so acting unanimously.

37.5 Notwithstanding the aforegoing, after the closing in full of the Sale in accordance with clause 17 -

37.5.1 none of the Parties will have the right to cancel this Agreement as a result of a breach thereof, and the Parties' only remedies thereafter will be to claim specific performance of all the Defaulting Party's obligations, together with damages, if any; and

37.5.2 the Purchaser shall not be entitled to cancel this Agreement following Closing and the Purchaser's sole remedy in relation to a breach of a Title Warranty and/or Capacity and Authority Warranty will be a claim against the relevant Seller.

37.6 Notwithstanding the provisions of this clause 37, the sole remedy for the Purchaser of a breach of the provisions of clause 6.1, is (i) the specific termination right contained in clause 29.1 and (ii) payment of the Purchaser's Break Fee.

38 DISPUTE RESOLUTION

38.1 In the event of there being any dispute or difference between the Parties arising out of this Agreement (including but not limited to any dispute or difference as to the validity or otherwise of this Agreement, or as to the enforceability of this Agreement), the said dispute or difference shall on written demand by either Party be submitted to arbitration in Johannesburg in accordance with the AFSA rules, which arbitration shall be administered by AFSA.

CLIFFE DEKKER HOFMEYR

38.2 Should AFSA, as an institution, not be operating at that time or not be accepting requests for arbitration for any reason, or should AFSA refuse to accept the particular request for arbitration for whatever reason, then the arbitration shall be conducted in accordance with the AFSA rules for commercial arbitration (as last applied by AFSA) before an arbitrator appointed by agreement between the parties to the dispute or failing agreement within 10 business days of the demand for arbitration, then any party to the dispute shall be entitled to forthwith call upon the chairperson of the Johannesburg Bar Council to nominate the arbitrator, provided that the person so nominated shall be an advocate of not less than 10 years standing as such.  The person so nominated shall be the duly appointed arbitrator in respect of the dispute.  In the event of the attorneys of the parties to the dispute failing to agree on any matter relating to the administration of the arbitration, such matter shall be referred to and decided by the arbitrator whose decision shall be final and binding on the parties to the dispute.

38.3 Any Party to the arbitration may appeal the decision of the arbitrator or arbitrators in terms of the AFSA rules for commercial arbitration.

38.4 Nothing herein contained shall be deemed to prevent or prohibit a Party to the arbitration from applying to the appropriate court for urgent relief or for judgment in relation to a liquidated claim.

38.5 Any arbitration in terms of this clause 38 (including any appeal proceedings) shall be conducted in camera and the Parties shall treat as confidential details of the dispute submitted to arbitration, the conduct of the arbitration proceedings and the outcome of the arbitration.

38.6 This clause 38 will continue to be binding on the Parties notwithstanding any termination or cancellation of the Agreement.

38.7 The Parties declare that it is their intention that this clause 38 will regulate the manner in which they will resolve any dispute or difference regarding the validity or otherwise of this Agreement, regardless of the fact that one of the Parties may dispute the validity or enforceability of the Agreement.

38.8 The Parties agree that the written demand by a Party to the dispute in terms of clause 38 that the dispute or difference be submitted to arbitration, is to be deemed to be a legal process for the purpose of interrupting extinctive prescription in terms of the Prescription Act, 1969.

39 NOTICES AND DOMICILIA

39.1 The Parties select as their respective domicilia citandi et executandi the physical addresses, and for the purposes of giving or sending any notice provided for or required under this Agreement, the said physical addresses as well as the email addresses contained in Annexure D, provided that a Party may change its domicilium to another physical address in the (provided that such physical address is not a post office box or poste restante), or may change its address for the purposes of notices to any other physical address or email address by written notice to the other Parties to that effect.  Such change of address will be effective 5 business days after receipt of the notice of the change.

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39.2 All notices to be given in terms of this Agreement will be given in writing and will -

39.2.1 be delivered by hand or sent by email;

39.2.2 if delivered by hand during business hours, be presumed to have been received on the date of delivery.  Any notice delivered after business hours or on a day which is not a business day will be presumed to have been received on the following business day; and

39.2.3 if sent by email during business hours, be presumed to have been received on the date of successful transmission of the email.  Any email sent after business hours or on a day which is not a business day will be presumed to have been received on the following business day.

39.3 Notwithstanding the above, any notice given in writing, and actually received by the Party to whom the notice is addressed, will be deemed to have been properly given and received, notwithstanding that such notice has not been given in accordance with this clause 39.

40 BENEFIT OF THE AGREEMENT

This Agreement will also be for the benefit of and be binding upon the successors in title and permitted assigns of the Parties or any of them.

41 APPLICABLE LAW AND JURISDICTION

41.1 This Agreement will in all respects be governed by and construed under the laws of the Republic of South Africa.

41.2 Subject to clause 38, the Parties hereby consent and submit to the non-exclusive jurisdiction of the High Court of South Africa, Gauteng Local Division, (Johannesburg) in any dispute arising from or in connection with this Agreement.

42 GENERAL

42.1 Whole Agreement

42.1.1 This Agreement constitutes the whole of the agreement between the Parties relating to the matters dealt with herein and, save to the extent otherwise provided herein, no undertaking, representation, term or condition relating to the subject matter of this Agreement not incorporated in this Agreement shall be binding on any of the Parties.

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42.1.2 This Agreement supersedes and replaces any and all agreements between the Parties (and other persons, as may be applicable) and undertakings given to or on behalf of the Parties (and other persons, as may be applicable) in relation to the subject matter hereof.

42.2 Variations to be in Writing

No addition to or variation, deletion, or agreed cancellation of all or any clauses or provisions of this Agreement will be of any force or effect unless in writing and signed by the Parties.

42.3 No Indulgences

No latitude, extension of time or other indulgence which may be given or allowed by any Party to the other Parties in respect of the performance of any obligation hereunder, and no delay or forbearance in the enforcement of any right of any Party arising from this Agreement and no single or partial exercise of any right by any Party under this Agreement, shall in any circumstances be construed to be an implied consent or election by such Party or operate as a waiver or a novation of or otherwise affect any of the Party's rights in terms of or arising from this Agreement or estop or preclude any such Party from enforcing at any time and without notice, strict and punctual compliance with each and every provision or term hereof.  Failure or delay on the part of any Party in exercising any right, power or privilege under this Agreement will not constitute or be deemed to be a waiver thereof, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

42.4 No Waiver or Suspension of Rights

No waiver, suspension or postponement by any Party of any right arising out of or in connection with this Agreement shall be of any force or effect unless in writing and signed by such Party.  Any such waiver, suspension or postponement will be effective only in the specific instance and for the purpose given.

42.5 Continuing Effectiveness of Certain Provisions

The expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.

CLIFFE DEKKER HOFMEYR

42.6 No Assignment

Neither this Agreement nor any part, share or interest herein nor any rights or obligations hereunder may be ceded, delegated or assigned by any Party without the prior signed written consent of the other Parties, save as otherwise provided herein.

42.7 Electronic Signature

42.7.1 Any reference in this Agreement to writing and signed by a Party shall, notwithstanding anything to the contrary in this Agreement, be read and construed as including an electronic signature, with any electronic signature or advanced electronic signature, as defined in the Electronic Communications and Transactions Act, No. 25 of 2002, constituting a signature. The Parties specifically agree for purposes of this Agreement that the form of electronic signature acceptable to them will be one which is made on the document requiring signature by a duly authorised signatory using digital software or an electronic device, and will include the signatory's initials and full name and/or a signature which replicates that signatory's wet signature.

42.7.2 For clarity, whilst the Parties record that they may correspond via email during the currency of this Agreement for routine operational reasons, an email and/or an email signature shall not constitute an electronic signature for purposes of this Agreement.

42.8 Holding Period

Purchaser, Purchaser Holdco and Sellers agree that the holding period under Rule 144 promulgated pursuant to the U.S. Securities Act for the Consideration Shares issued pursuant to this Agreement shall begin as of the Closing Date. Purchaser and Purchaser Holdco shall not adopt a position inconsistent with the foregoing or contest such holding period for any reason, and each of Purchaser and Purchaser Holdco shall use its reasonable efforts to cooperate with the Sellers in any efforts such Seller may undertake to assert such holding period in connection with the future sale of the Consideration Shares issued pursuant to this Agreement or any other purpose.

43 COSTS

Except as otherwise specifically provided herein, each Party will bear and pay its own legal costs and expenses of and incidental to the negotiation, drafting, preparation and implementation of this Agreement.

44 SIGNATURE

44.1 This Agreement is signed by the Parties on the dates and at the places indicated below.

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44.2 This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement as at the date of signature of the Party last signing one of the counterparts.

44.3 The persons signing this Agreement in a representative capacity warrant their authority to do so.

44.4 The Parties record that it is not required for this Agreement to be valid and enforceable that a Party shall initial the pages of this Agreement and/or have its signature of this Agreement verified by a witness.

CLIFFE DEKKER HOFMEYR

SIGNED at Johannesburg on 31 October 2021

For and on behalf of NET1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED

/s/ Christopher Meyer

Name of Signatory: Christopher Meyer

Designation of Signatory: Group CEO

CLIFFE DEKKER HOFMEYR

SIGNED at Johannesburg on 31 October 2021

For and on behalf of

NET1 UEPS TECHNOLOGIES, INC.

/s/ Christopher Meyer

Name of Signatory: Christopher Meyer

Designation of Signatory: Group CEO

CLIFFE DEKKER HOFMEYR

SIGNED at Cape Town on 31 October 2021

For and on behalf of

OLD MUTUAL LIFE ASSURANCE COMPANY (SOUTH AFRICA) LIMITED

/s/ A. C. Canter

Name of Signatory: A.C. Canter

Designation of Signatory: CIO

CLIFFE DEKKER HOFMEYR

SIGNED at Mauritius on 31 October 2021

For and on behalf of

LIRAST (MAURITIUS) COMPANY LIMITED

/s/ Neha Seburn

Name of Signatory: Neha Seburn

Designation of Signatory: Authorised Signatory

CLIFFE DEKKER HOFMEYR

SIGNED at Mauritius on 31 October 2021

For and on behalf of

LIRAST (MAURITIUS) COMPANY LIMITED

/s/ Nirmala Bahadur

Name of Signatory: Nirmala Bahadur

Designation of Signatory: Authorised Signatory

CLIFFE DEKKER HOFMEYR

SIGNED at Switzerland on 31 October 2021

For and on behalf of

SIG INTERNATIONAL INVESTMENT (BVI) LIMITED

/s/ Bonnie Steiner

Name of Signatory: Bonnie Steiner

Designation of Signatory: Corporate Director

CLIFFE DEKKER HOFMEYR

SIGNED at Switzerland on 31 October 2021

For and on behalf of

SIG INTERNATIONAL INVESTMENT (BVI) LIMITED

/s/ Philipe de Salis

Name of Signatory: Philipe de Salis

Designation of Signatory: Corporate Director

CLIFFE DEKKER HOFMEYR

SIGNED at Switzerland on 31 October 2021

For and on behalf of

ALDGATE INTERNATIONAL LIMITED

/s/ Bonnie Steiner

Name of Signatory: Bonnie Steiner

Designation of Signatory: Corporate Director

CLIFFE DEKKER HOFMEYR

SIGNED at Switzerland on 31 October 2021

For and on behalf of

ALDGATE INTERNATIONAL LIMITED

/s/ Philipe de Salis

Name of Signatory: Philipe de Salis

Designation of Signatory: Corporate Director

CLIFFE DEKKER HOFMEYR

SIGNED at Johannesburg on 31 October 2021

/s/ Ivan Michael Epstein

CLIFFE DEKKER HOFMEYR

SIGNED at Geneva on 31 October 2021

For and on behalf of

PFCC (BVI) LIMITED

/s/ Christian Monney

Name of Signatory: Christian Monney

Designation of Signatory: Director of Silex Management Limited

CLIFFE DEKKER HOFMEYR

SIGNED at London on 31 October 2021

For and on behalf of

PCF INVESTMENTS (BVI) LIMITED

/s/ Andrew James Peggie

Name of Signatory: Andrew James Peggie

Designation of Signatory: Director

CLIFFE DEKKER HOFMEYR

SIGNED at Cape Town on 31 October 2021

For and on behalf of

OVOBIX (RF) PROPRIETARY LIMITED

/s/ Steven Heilbron

Name of Signatory: Steven Heilbron

Designation of Signatory: Director

CLIFFE DEKKER HOFMEYR

SIGNED at Cape Town on 31 October 2021

For and on behalf of

LUXANIO 227 PROPRIETARY LIMITED

/s/ Pieter Erasmus

Name of Signatory: Pieter Erasmus

Designation of Signatory: Director

CLIFFE DEKKER HOFMEYR

SIGNED at Windhoek on 31 October 2021

For and on behalf of

VISTA CAPITAL INVESTMENTS PROPRIETARY LIMITED

/s/ Johannes Christiaan Cronje

Name of Signatory: Johannes Christiaan Cronje

Designation of Signatory: Director

CLIFFE DEKKER HOFMEYR

SIGNED at Cape Town on 31 October 2021

For and on behalf of

VISTA TREASURY PROPRIETARY LIMITED

/s/ Pieter Erasmus

Name of Signatory: Pieter Erasmus

Designation of Signatory: Director

CLIFFE DEKKER HOFMEYR

SIGNED at Cape Town on 31 October 2021

For and on behalf of

K2021477132 (SOUTH AFRICA) PROPRIETARY LIMITED

/s/ Steven Heilbron

Name of Signatory: Steven Heilbron

Designation of Signatory: Director

CLIFFE DEKKER HOFMEYR

SIGNED at Cape Town on 31 October 2021

For and on behalf of

CASH CONNECT MANAGEMENT SOLUTIONS PROPRIETARY LIMITED

/s/ Steven Heilbron

Name of Signatory: Steven Heilbron

Designation of Signatory: Director

CLIFFE DEKKER HOFMEYR

Annexure A

Leased Premises

	Leased Premises	Agreement
1	The property situated at 4 Harris Road, Sandton.	The agreement headed "Standard Lease Agreement" entered into between CCMS and Chandolin Investments Proprietary Limited on or about 26 July 2016.
2	Unit No. A5 of Linbro Park, portion 4 of Erf 2 situated at 5 galaxy Avenue, Linbro Park.	The agreement headed "Lease - 612107" entered into between CCMS and Sanlam Life Insurance Limited on or about 20 November 2019.
3	Unit No. A6 of Linbro Park, portion 4 of Erf 2 situated at 5 galaxy Avenue, Linbro Park.	The agreement headed "Lease - 606457" entered into between CCMS and Sanlam Life on or about 20 November 2019.
4	Unit 1704 of Portside building, situated at 4 Bree Street, Cape Town.	The agreement headed "Agreement of Lease" entered into between CCMS and Accelerate Property Fund Limited on or about 8 September 2017.
5	Unit 4 of the property situated at 104 Industrial Park, 14-16 Pineside Road, New Germany, Pine Town.	The agreement headed "Memorandum of Agreement of Lease" entered into between Deposit Manager and Zevoli Properties Proprietary Limited on or about 29 July 2020.
6	Unit 104 of the property situated at 104 Industrial Park, 14-16 Pineside Road, New Germany, Pine Town.	The agreement headed "Lease Agreement" entered into between Deposit Manager and Paramount Property Fund Limited on or about 14 April 2015.
7	The property situated at 94 Rietfontein Road, Jansen Park, Boksburg.	The agreement headed "Agreement of Lease" entered into between Deposit Manager and Gaming Validator and Vending Proprietary Limited on or about 13 August 2021.
8	The property situated at the corner of Bosmansdam and Rantanga Roads, Milnerton, Cape Town.

The agreement headed "Agreement of Lease" entered into between Paycorp VAS Proprietary Limited and Fundamental Holdings Proprietary Limited on or about 25 July 2018, as amended and ceded to Main Street 1723 on or about 27 March 2020.

9	Unit 20G of the premises situated at Lake View Office Park, Botswana.	The agreement headed "Memorandum of Agreement" entered into between Equipoise Holdings Proprietary Limited and Kazang Botswana on or about 19 April 2018.
10	The property situated at No. 4 Lindequist Street, Windhoek, Namibia	The lease agreement entered into between Kazang Namibia and Lindequist Properties CC on or about 2 June 2020.
11	Two offices situated at First Floor Block D, Sable Square, corner of Bosmansdam and Ratanga Road, Milnerton, Cape Town.

The agreement headed "Memorandum of Agreement of Lease" entered into between Paycorp VAS Proprietary Limited and Sandulela commencing on 1 November 2018, ceded to Main Street 1723 and the sub-leasing agreement between Main Street 1723 and Sandulela.

CLIFFE DEKKER HOFMEYR

1

Annexure B

Warranties

The Warranties contained in this Annexure B are given by the Sellers on the basis set out in clause 24 of the Agreement to which this Annexure B is attached.

To the extent that the Agreement may have been signed on a date which results in the use of any tense being inappropriate, the Warranties shall be read in the appropriate tense.

1 STATUS AND SHARES OF THE TARGET GROUP

1.1 Each Group Company is regularly incorporated according to the laws of the applicable country of incorporation, with limited liability, and no steps have been taken in respect of the deregistration of any Group Company in terms of applicable law.

1.2 No person is entitled to an order requiring any Group Company to change its corporate name.

1.3 The authorised shares of each Group Company is as follows -

1.3.1 CCMS,

1.3.1.1 9,660 authorised no par value ordinary shares, all ranking pari passu in all respects, of which 2,064 have been issued;

1.3.1.2 440 authorised no par value class "B" shares, all ranking pari passu in all respects, of which 340 have been issued; and

1.3.1.3 26 authorised cumulative redeemable convertible no par value preference shares, all ranking pari passu in all respects, of which 5 have been issued;

1.3.2 Cash Connect Capital, 1,000 authorised no par value ordinary shares, all ranking pari passu in all respects, of which 100 have been issued;

1.3.3 Cash Connect Rentals, 1,000 authorised par value ordinary shares of R1 each, all ranking pari passu in all respects, of which 100 have been issued;

1.3.4 Deposit Manager, 1,000,000 authorised par value ordinary shares of R0.001 each, all ranking pari passu in all respects, of which 100,000 have been issued;

1.3.5 Main Street 1723, 1,000,000,000 authorised no par value ordinary shares, all ranking pari passu in all respects, of which 125,021,720 have been issued;

1.3.6 Kazang Botswana, 1,000 authorised Ordinary Shares no par value ordinary shares, all ranking pari passu in all respects, of which 1,000 have been issued;

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2

1.3.7 Kazang Namibia, 200 authorised par value ordinary shares of 1 Namibian Dollar each, all ranking pari passu in all respects, of which 200 have been issued;

1.3.8 Sandulela, 100 authorised par value ordinary shares of R1 each, all ranking pari passu in all respects, of which 100 have been issued;

1.3.9 K2021, 10,000 authorised no par value ordinary shares, all ranking pari passu in all respects, of which 3,683 have been issued;

1.3.10 K2020, 10,000 authorised no par value ordinary share, all ranking pari passu in all respects, of which 3,683 have been issued;

1.3.11 Ovobix, 4,000 authorised no par value ordinary share, all ranking pari passu in all respects, of which 4,000 have been issued; and

1.3.12 Luxanio, 100 authorised no par value ordinary share, all ranking pari passu in all respects, of which 100 have been issued.

1.4 The group organogram depicted in Appendix 1 to this Annexure is true and correct in every respect.

1.5 No Group Company is under any obligation (whether contingent upon the exercise of any right or otherwise) to increase, reduce or otherwise howsoever to vary its authorised or issued share capital or shares, to vary any of the rights attaching to any of the Sale Shares or to create or issue any debentures.  No Group Company has issued or awarded any capitalisation or bonus shares, and has not resolved to do so and is under no enforceable obligation in this regard.  No Group Company has issued and is under no obligation to issue any share options or any share warrants.

1.6 Neither Part B nor Part C of Chapter 5 of the Companies Act, nor the Takeover Regulations, all as referred to in section 118(1) of the Companies Act, apply to the Sale by virtue of the operation of Section 118(1)(c)(i) of such Act.

2 THE SALE SHARES AND CLAIMS

2.1 Each of the Sellers are the sole beneficial holder of their respective Sale Shares and are reflected as the sole registered holders thereof in the securities register of the Target Companies, and no person has any right to obtain an order for the rectification of such register.

2.2 Each of the Sellers are entitled and able to give free and unencumbered title in the Sale Shares to the Purchaser.

2.3 No person has any right whatsoever (whether pursuant to any option, right of first refusal or otherwise) to subscribe for any unissued shares in any Group Company or to acquire any issued shares in any Group Company other than the Purchaser in terms of this Agreement.

CLIFFE DEKKER HOFMEYR

3

2.4 No person has any claim to or in respect of the Ovobix Loan other than the Purchaser in terms of this Agreement.

2.5 The Parties which are shareholders of Ovobix are entitled and able to give free and unencumbered title of the Ovobix Loan to the Purchaser.

2.6 No person has any claim to or in respect of the Vista Treasury Loan other than the Purchaser in terms of this Agreement.

2.7 Vista Treasury is entitled and able to give free and unencumbered title to the Vista Treasury Loan to the Purchaser.

2.8 No person has any claim to or in respect of the Epstein Loan other than the Purchaser in terms of this Agreement.

2.9 Epstein is entitled and able to give free and unencumbered title to the Epstein Loan to the Purchaser.

3 CLAIMS

As at the Effective Date, Signature Date and the Closing Date, to the best of the Sellers' knowledge and belief, no Sellers and no Related Person in relation to the Sellers has any claims against any Group Company, whether on loan account, current account or otherwise and any and all such claims have been settled prior to the Signature Date.

4 BOOKS AND RECORDS OF THE TARGET GROUP

4.1 The constitutional documents of each Group Company, copies of which have been provided to the Purchaser, are correct and up to date in all material respects and includes all amendments thereto to date, all of which amendments were duly made in terms of applicable law.

4.2 The minute books of each Group Company contain all material resolutions passed by the directors and shareholders thereof, save for resolutions required to give effect to the provisions of this Agreement.

4.3 Each Group Company has properly maintained all registers required to be maintained by it in accordance with applicable laws.

4.4 Each Group Company's books and records are in its possession.

4.5 No auditor of the Target Group has at any time furnished the directors of any Group Company with a report concerning any material irregularity as contemplated in the Auditing Profession Act, No. 26 of 2005 or any similar legislation in force from time to time prior to the enactment of such act.

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4

5 BUSINESS ACTIVITIES OF THE TARGET GROUP

5.1 The Operating Companies are not engaged in any business other than the Business and the Business is a going concern.

5.2 The business of each of Luxanio and Ovobix is limited to that of an investment holding company for the holding of shares in the Operating Companies and each of Luxanio and Ovobix are not engaged in any other business.

5.3 Each Group Company has all such Licences as are prescribed by law for the conduct of its Business in each jurisdiction in which it carries on business, and the Sellers are not aware of any fact or circumstance which may result in the cancellation, withdrawal or non-renewal of any of them.

5.4 Each Group Company has complied with and is not in breach of any applicable laws, compliance with which is material to enable the Business to operate in the normal and ordinary course.

5.5 To the best of the Sellers' knowledge and belief, the processes employed and the products now or here before dealt in by the Target Group do not infringe the patent, copyright or other Intellectual Property rights of any third party.

5.6 No person is entitled (otherwise than as a shareholder) to participate or share in, nor to a commission on (save salesmen in the employ of the Target Group) the income or the profits or Distributions of any Group Company or to any payment of any kind calculated with reference to the profits or income of any Group Company.

5.7 So far as the Sellers are aware, no Group Company has given any express, tacit or implied warranties in respect of products sold by it or services rendered by it other than those given in the normal and ordinary course of conduct of the Business.

5.8 Each Group Company has utilised all import permits issued to it only in respect of the Business and has not used any such import permit for the importation of goods on behalf of anyone else.

6 ASSETS AND LIABILITIES OF THE TARGET GROUP

6.1 The Target Group is the sole beneficial owner of all material assets used by it in respect of the Business. None of the assets of the Target Group is subject to any reservation of ownership, lease, lien, hypothec, mortgage, notarial bond, pledge or other encumbrance whatsoever.

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5

6.2 No person has any right (whether pursuant to any option, right of first refusal or otherwise) to purchase or acquire (whether as security or otherwise) any of the assets of any Group Company other than the right to purchase trading stock in the normal and ordinary course of business for value.

6.3 All premiums due in respect of existing insurance policies in place as at the Signature Date have been paid and each Group Company has complied with all of the conditions to which the liability of the insurer under such policies of insurance will be subject.  The Sellers are not aware of any facts, matters or circumstances which may give rise to the cancellation of any of the said policies of insurance, or the repudiation of any claims thereunder, or to such policies not being renewed in the future.

6.4 So far as the Sellers are aware, the plant, machinery and equipment belonging to the Target Group are in good working order and condition, fair wear and tear excepted, have been properly maintained and are capable of carrying out the functions for which they are intended.

6.5 No Group Company has factored any of its Accounts Receivable.

6.6 As at 28 February 2021, the Operating Companies did not have any liabilities that would be required to be disclosed in accordance with IFRS that were not so disclosed in the Audited Accounts.

6.7 Luxanio does not have any liabilities (whether actual, or contingent) other than the Vista Treasury Loan and as set out the Luxanio Management Accounts.

6.8 Ovobix does not have any liabilities (whether actual, or contingent) other than the Ovobix Loan, the Epstein Loan and as set out the Ovobix Management Accounts.

6.9 Save to the extent fully brought to account or provided against in the Warranted Accounts, the Target Group is not liable whether contingently or otherwise for the liabilities of any third party whether as surety, co-principal debtor, guarantor, indemnitor or otherwise.

6.10 Save for legal proceedings relating to the collection by the Target Group of amounts owing to it by trade debtors in the normal and ordinary course of its business, no Group Company is as at the Signature Date a party to any current or pending litigation or similar legal proceedings (including arbitration, criminal proceedings or administrative proceedings) and the Sellers are not aware of any facts or circumstances which may at the Signature Date or thereafter lead to any such proceedings against the any Group Company.

6.11 No Group Company is in default under or with respect to any judgment, order, award, interdict or other similar pronouncement of any court, arbitral tribunal or administrative authority having jurisdiction over the Target Companies.

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6

6.12 To the best of the Sellers' knowledge and belief, the premises on and from which the Target Group carries on its Business comply with all applicable laws, compliance with which is material to enable the Business to operate in the normal and ordinary course from such premises.

6.13 The Sellers have not used any import permits issued to the Sellers for the importation of goods on behalf of any Group Company.

6.14 No Group Company has declared any Distribution which has not been paid.

7 INTELLECTUAL PROPERTY

7.1 All material intellectual property of whatsoever nature (whether registered or not and whether foreign or domestic) depicting, underlying, required for and/or used in the Business including, but not limited to, trademarks, domain names, rights of copyright (the "Intellectual Property") has been disclosed to the Purchaser.

7.2 The Target Group owns or has the right to use all Intellectual Property required for the conduct of the Business.  To the best of the Sellers' knowledge and belief, the conduct of the Business and/or the use by the Target Group of the Intellectual Property does not infringe any intellectual property right held by another person and, to the best of the Sellers' knowledge and belief, no person has any basis to apply for an order requiring a change of any name, trading style, mark and/or design used in connection with the conduct of the Business.

7.3 To the best of the Sellers' knowledge and belief, the Business does not use any Intellectual Property of a third party (including, without limitation, in relation to software) other than in terms of a valid licence agreement.

7.4 Each Group Company has paid all licence fees, royalties or similar charges which it is required to pay for the use of any Intellectual Property.

7.5 The implementation of this Agreement will not result in any termination, revocation, restriction or other diminishment of the Intellectual Property or the use thereof nor in a need to make payments to third parties with respect thereto.

7.6 No claim is being or has been asserted or threatened in writing by any third party or any trade mark authority contesting the validity, enforceability, use, registration or ownership of any of the Intellectual Property or the rights thereto of the Target Group.

7.7 All Intellectual Property owned by the Target Group is valid, of full force and effect and free and clear of all liens, encumbrances, security interests, pledges, charges, restrictions, covenants not to sue and/or other similar restrictions.

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7.8 All reasonable steps have been taken to maintain the confidentiality of the Target Group' confidential information including, without limitation, entering into contracts requiring employees, freelancers, independent contractors, licensees and other third persons with access to such Confidential Information, to keep such confidential information confidential.

8 COMPUTER SYSTEMS

8.1 For the purposes of this paragraph 8 -

8.1.1 "Hardware" means any computer equipment used by or for the benefit of the Target Group at any time including, without limitation, PCs, mainframes, screens, terminals, keyboards, disks, printers, cabling, associated and peripheral electronic equipment but excluding all Software;  and

8.1.2 "Software" means any set of instructions for execution by microprocessor at any time irrespective of application, language or medium.

8.2 The Hardware utilised by the Target Group in the Business at the Effective Date is owned by the Target Group and has been maintained and supported in all material respects.

8.3 So far as the Sellers are aware the Hardware and Software owned and/or used by the Target Group have adequate capability and capacity for the current requirements of the Target Group for the processing and other functions required to be performed for the purposes of the Business of the Target Group and the provision of all services and products it provides to the customers of the Business.

8.4 Back-up plans are in effect, are designed to ensure that the Hardware and Software owned and/or used by the Target Group can be replaced or substituted without material disruption to the business of the Target Group and have been adequately documented.

8.5 The Target Group has implemented procedures (including in relation to off-site working where applicable) designed to ensure the security of all IT systems and the confidentiality and integrity of all data stored therein.

9 CONTRACTS

9.1 So far as the Sellers are aware no Group Company is bound by any contracts whatsoever other than contracts entered into in the normal and ordinary course of its business, all of which contracts are of full force and effect according to their terms. No Group Company is in breach of any of its material obligations under any contracts which could result in any such contract being terminated against it or which, so far as the Sellers are aware, will or may result in more onerous obligations being imposed on that Group Company or in the acceleration of the time for performance of any of that Group Company's obligations under any such contract.

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9.2 The Sellers are not aware of any fact or circumstance which will or is likely to result in any loss being suffered by a Group Company in respect of any contract or which will or is likely to form the basis of a claim to rectification at the instance of any other person.

9.3 No Group Company is bound by any -

9.3.1 contract in restraint of trade or any management contract in terms of which a third party (including the Sellers or any Related Person to any Seller) provides management services to a Group Company;

9.3.2 contract which in any way restricts its freedom to carry on the whole or any part of its Business in the Republic of South Africa or elsewhere in such manner as it deems fit;

9.3.3 power of attorney; or

9.3.4 outstanding offer or tender which may be converted into an obligation of a Group Company by acceptance or other act by any person.

9.4 No Group Company is bound by any contract with the Sellers or any Related Person to a Seller.

9.5 The entering into of this Agreement and/or its implementation does not constitute a breach of any of any Group Company's contractual obligations nor will the entering into or implementation of this Agreement entitle any person to terminate or vary any contract to which a Group Company is a party or impose more onerous obligations on a Group Company or accelerate the time for performance by a Group Company of any of its obligations under any such contract.

10 TAX

10.1 To the best of the Seller's knowledge and belief, no Group Company is, nor at any time has been, a controlled foreign corporation within the meaning of Section 957 of the U.S. Internal Revenue Code of 1986, as amended.

10.2 All proper returns that may have become due by the Target Group from time to time under any law administered by the Commissioner for the South African Revenue Service (or the equivalent tax authority in any other applicable jurisdiction) (each being, a "Revenue Authority") have been duly made and such returns are not and, to the best of the Sellers' knowledge and belief, will not be the subject of any dispute with the Revenue Authority.

10.3 All returns by the Target Group in respect of tax have been rendered on a proper basis, are correct and, to the best of the Sellers' knowledge and belief, will not become the subject matter of any dispute with or claim by any Revenue Authority or any other competent authority.

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10.4 The Revenue Authority has not reopened, and to the best of the Sellers' knowledge and belief the Revenue Authority will not reopen, any existing tax assessment in respect of any Group Company and, to the best of the Sellers' knowledge and belief, no grounds exist for the re-opening of any existing assessment.

10.5 No Group Company is in material breach of any law relating to tax.

10.6 No Group Company is engaged in or a party to any appeal against the disallowance by the Revenue Authority of any objection lodged by a Group Company.

10.7 Save to the extent specifically provided in the Warranted Accounts, no liability for tax on the part of the any Group Company has been postponed, nor has any agreement been entered into between any Group Company and a Revenue Authority to that effect.

10.8 All liability for tax arising for all periods prior to the Effective Date, is fully provided for in the Warranted Accounts where required and in accordance with relevant generally accepted accounting principles.

10.9 To the best of the Sellers' knowledge and belief, no Group Company has been a party to any scheme or arrangement of which the sole or main purpose was the avoidance or postponement of or reduction in liability to tax.

10.10 No Group Company derives income which is taxable in the Republic of South Africa solely on the basis of the provisions of Sections 9A ("Blocked Foreign Funds") and 9D ("Net Income of Controlled Foreign Companies") of the Income Tax Act, No 58 of 1962.

10.11 Each Group Company is duly registered as a vendor in terms of the Value-Added Tax Act, No 89 of 1991.

10.12 Neither the entering into of this Agreement nor the sale of the Sale Shares or claims pursuant to this Agreement will give rise to any taxes for any Group Company.

11 LEASED PREMISES

No Group Company is a party to any lease of any immovable property save for the lease concluded in respect of the Leased Premises.

12 EMPLOYEES

12.1 No employee is entitled to any exceptional benefits in relation to leave privileges, accumulated leave in excess of 30 days, pension, and the Target Group does not have any policies in place (and no Group Company has concluded any contract with any of its employees) which entitle any employee to any remuneration in excess of his normal salary, allowances, incentive arrangements and bonuses payable in the ordinary course of business.

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12.2 No person will have any right to payment from the any Group Company in lieu of leave, pension, any payment in respect of retirement, death or disability, annuity, gratuity, compensation for loss of office or similar payments from any Group Company or to any exceptional leave privileges or accumulated leave.

12.3 No Group Company is a party to -

12.3.1 any agreement or unilateral obligation in terms of which any employee, director, officer or agent of any Group Company or anyone else is entitled to participate in any profits or a commission or bonus calculated with reference to the profits, turnover or dividend or part thereof, of any Group Company other than in the ordinary, normal and regular course of business; and

12.3.2 any agreement or unilateral obligation to pay any employee, director, officer or agent of any Group Company, whether past or present, any material amount as compensation for loss of employment, office, agency or as a consideration for any restraint of trade or any other cause.

12.4 No proceedings have been instituted or application or complaint made affecting any Group Company in terms of the Labour Relations Act, No. 66 of 1995, as amended, nor is any Group Company aware of any facts or circumstances likely to give rise to any such proceedings, application or complaint after the Signature Date.

13 AUDITED ACCOUNTS

13.1 The Audited Accounts -

13.1.1 comply with the requirements of the Companies Act;

13.1.2 have been prepared in accordance with IFRS;

13.1.3 present fairly, in all material respects, the consolidated and separate financial position of the Operating Companies, and its consolidated and separate financial performance and consolidated and separate cash flows;

13.1.4 save as noted therein, reflect no change in any of the bases of accounting or accounting principles used in respect of any material item;

13.1.5 have been reported on by the Auditors without any qualification other than in respect of post-balance sheet events; and

13.1.6 have been approved and signed by the directors of the Operating Companies.

13.2 The financial year end of the Operating Companies is the last day of February of each year and the Operating Companies has not at any time had any other year end.

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13.3 The financial year end of Ovobix is the last day of February of each year and Ovobix has not at any time had any other year end.

13.4 The financial year end of Luxanio is the last day of July of each year and Luxanio has not at any time had any other year end.

14 MANAGEMENT ACCOUNTS

14.1 The Management Accounts do not materially misstate the financial position, operations and results of the Target Group for the period to which they relate.

14.2 Each of the Luxanio Management Accounts and the Ovobix Management Accounts -

14.2.1 do not materially misstate the consolidated and separate financial position of each of Luxanio and Ovobix, and each of their consolidated and separate financial performance; and

14.2.2 to the best of the Sellers' knowledge and belief, during the periods to which each of the Luxanio Management Accounts and the Ovobix Management Accounts relate, there has been no change in any of the bases of accounting or accounting principles used in respect of any material item reflected in them.

15 INTERIM PERIOD

During the Interim Period -

15.1 the Target Group carried on the Business in the normal and ordinary course and in accordance with the trading style presently used by it;

15.2 no material adverse change occurred in the Target Group's financial position;

15.3 no Distribution was declared or made by the any Group Company;

15.4 to the best of the Sellers' knowledge and belief, the Target Group did not do anything or omit to do anything which -

15.4.1 would have the effect of increasing the tax liability of the Target Group or reducing any tax asset of the Target Group, other than in the ordinary course of business and in accordance with past practice and methodology;

15.4.2 materially prejudiced the goodwill of the Target Group;

15.4.3 reduced the scope of the Business; and

15.4.4 resulted in any third party varying the terms on which it transacts business with any Group Company;

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15.5 no resolutions were passed by the shareholders or directors of any Group Company save for such resolutions as -

15.5.1 may be necessary to give effect to this Agreement; and

15.5.2 may be necessary to conduct the Business in the normal and ordinary course thereof; and

15.6 no Group Company varied the terms and conditions of employment or working conditions of any of the employees of any Group Company in any material respect.

16 DISCLOSURES

The Sellers have not omitted from the Virtual Data Room any information or document of which they are aware, which would be material to a reasonable purchaser of the Target Group.

17 INFORMATION

To the best of the Sellers' knowledge and belief, all information and documents contained in the Virtual Data Room are true and accurate in all material respects.

CLIFFE DEKKER HOFMEYR

13

Appendix 1

Vista Holdings (Pty) Ltd
100%
100%
Lirast (Mauritius) Company Ltd
SIG International Investment (BVI) Ltd
Aldgate International Limited
PFCC (BVI) Ltd
PCF Investments (BVI) Ltd
Vista Capital Investments (Pty) Ltd
Vista Treasury (Pty) Ltd
43.25% / 1,730 Ordinary Shares
3.73% / 149 Ordinary Shares
35.55% / 1,422 Ordinary Shares
2.75% / 110 Ordinary Shares
14.73% / 589 Ordinary Shares
100% / 100 Ordinary Shares
Cash Connect Collateral Holding Trust
Richard Phillips
Old Mutual Life Assurance Company (South Africa) (Pty) Ltd
Ovobix (RF) (Pty) Ltd
Luxanio 227 (Pty) Ltd
Intercompany Loan
100% / 5 Preference Shares
*14.14%
*69.05%
*16.81%
Cash Connect Management Solutions (Pty) Ltd
K2021477132 (South Africa) (Pty) Ltd
100% / 100 Ordinary Shares
100% / 100 Ordinary Shares
74.8% / 74,798 Ordinary Shares
100% / 125,021,720 Ordinary Shares
100% / 3,683 Ordinary Shares
Cash Connect Capital (Pty) Ltd
Cash Connect Rentals (Pty) Ltd
Deposit Manager (Pty) Ltd
Main Street 1723 (Pty) Ltd
K2020263969 (South Africa (Pty) Ltd
80% / 800 Ordinary Shares
100% / 200 Ordinary Shares
49% / 49 Ordinary Shares
Kazang Prepaid (Pty) Ltd (Kazang Botswana)
Aloe Investments Two Hundred and Fifty Two (Pty) Ltd (Kazang Namibia)
Sandulela Technology (Pty) Ltd
Key
Natural Person
Green – South African
Company
Orange – Non-South African
Trust
Ordinary Shares
Loan
Preference Shares

Explanatory note:

*Cash Connect Management Solutions (Pty) Ltd –
i. Old Mutual – 340 Class "B" ordinary shares (14.14%)
ii. Ovobix – 1,660 Ordinary Shares (69.05%)
iii. Luxanio – 404 Ordinary Shares (16.81%)

*K2021477132 (South Africa) (Pty) Ltd –
i. Old Mutual – 521 Ordinary Shares (14.14%)
ii. Ovobix – 2,543 Ordinary Shares (69.05%)
iii. Luxanio – 619 Ordinary Shares (16.81%)

CLIFFE DEKKER HOFMEYR

Annexure C

Sellers' Designated Accounts

1 "Sellers' Designated Accounts" means, in respect of -

1.1 Old Mutual, the South African bank account nominated by Old Mutual, the details of which are set out below, or such other South African bank account as Old Mutual may designate in writing on 5 business days' notice to the Purchaser -

Name of Account
Bank:
Branch:
Branch Code:
Swift Code:
Account Number:

1.2 Lirast, the bank account nominated by Lirast, the details of which are set out below, or such other bank account as Lirast may designate in writing on 5 business days' notice to the Purchaser -

Name of Account
Bank:
Branch:
Branch Code:
Swift Code:
Account Number:

1.3 SIG, the bank account nominated by SIG, the details of which are set out below, or such other bank account as SIG may designate in writing on 5 business days' notice to the Purchaser -

Name of Account
Bank:
Branch:
Branch Code:
Swift Code:
Account Number:
IBAN Number:

CLIFFE DEKKER HOFMEYR

1.4 Aldgate, the South African bank account nominated by Aldgate in writing by no later than 5 business days prior to the Closing Date, provided that if Aldgate provides the Purchaser (to the satisfaction of the Purchaser, acting reasonably) with documentary proof that it has obtained the required approvals from the Financial Surveillance Department of the South African Reserve Bank for the payment of its portion of the Purchase Consideration, the Purchaser shall effect payment into the following foreign bank account or such other banking account as Aldgate may designate in writing on 5 business days' notice to the Purchaser -

Name of Account
Bank:
Branch:
Branch Code:
Swift Code:
Account Number:

1.5 Epstein, the South African bank account nominated by Epstein, the details of which are set out below, or such other South African bank account as Epstein may designate in writing on 5 business days' notice to the Purchaser -

Name of Account
Bank:
Branch:
Branch Code:
Account Number:

1.6 PFCC, the bank account nominated by PFCC, the details of which are set out below, or such other bank account as PFCC may designate in writing on 5 business days' notice to the Purchaser -

Name of Account
Bank:
Branch:
Branch Code:
Swift Code:
Account Number:

CLIFFE DEKKER HOFMEYR

1.7 PCF, the bank account nominated by PCF, the details of which are set out below, or such other bank account as PCF may designate in writing on 5 business days' notice to the Purchaser -

Name of Account
Bank:
Branch:
Branch Code:
Swift Code:
Account Number:

1.8 Vista Capital Investments, the bank account nominated by Vista Capital Investments, the details of which are set out below, or bank account as Vista Capital Investments may designate in writing on 5 business days' notice to the Purchaser -

Name of Account
Bank:
Branch:
Branch Code:
Swift Code:
Account Number:

1.9 Vista Treasury, the bank account nominated by Vista Treasury, the details of which are set out below, or such other bank account as Vista Treasury may designate in writing on 5 business days' notice to the Purchaser -

Name of Account
Bank:
Branch:
Branch Code:
Swift Code:
Account Number:

CLIFFE DEKKER HOFMEYR

Annexure D

Notices and Domicilia

1	Name	Physical Address	Email Address
	Purchaser	6th Floor, President Place	alex.smith@net1.com
Cnr Jan Smuts & Bolton Roads
Rosebank

Marked for the attention of: The Chief Financial Officer

2	Name	Physical Address	Email Address
	Purchaser Holdco	6th Floor, President Place	alex.smith@net1.com
Cnr Jan Smuts & Bolton Roads
Rosebank

Marked for the attention of: The Chief Financial Officer

3	Name	Physical Address	Email Address
	Old Mutual	Futuregrowth Asset Management	Xxx
Great Westerford Building
240 Main Road
		Rondebosch	Xxx
7700

Marked for the attention of: Andrew Canter and Amrish Narrandes

4	Name	Physical Address	Email Address
	Lirast	Tortola Pier Park	xxx
Building 1, Second Floor
Wickhams Cay 1, Road Town
Tortola
British Virgin Island

Marked for the attention of: Neha Seburn

5	Name	Physical Address	Email Address
	SIG	c/o Stonehage Fleming SA	Xxx
Puits-Godet 12
2002 Neuchâtel
Switzerland

Marked for the attention of: Jean-Pascal Nussbaum

6	Name	Physical Address	Email Address
	Aldgate	c/o Stonehage Fleming SA	Xxx
Puits-Godet 12
2002 Neuchâtel
Switzerland

Marked for the attention of: Jean-Pascal Nussbaum

7	Name	Physical Address	Email Address
	Epstein	Xxx	xxx

CLIFFE DEKKER HOFMEYR

8	Name	Physical Address	Email Address
	PFCC	Silex Administration S.A.	Xxx
		7, Rue de la Croix-d'Or	Xxx
1204
Geneva, Switzerland

Marked for the attention of: Brian Padgett

9	Name	Physical Address	Email Address
	PCF	Silex Administration S.A.	Xxx
		7, Rue de la Croix-d'Or	Xxx
1204
Geneva, Switzerland

Marked for the attention of: Brian Padgett

10	Name	Physical Address	Email Address
	Ovobix	4 Harris Road	xxx
Sandton
Johannesburg
Gauteng
2196

Marked for the attention of: Steven Heilbron

11	Name	Physical Address	Email Address
	Luxanio	17 New Church Street	xxx
Cape Town
8001

Marked for the attention of: Johann Enslin

12	Name	Physical Address	Email Address
	Vista Capital Investments	Wasserberg Park Unit 6	Xxx
Klein Windhoek
Windhoek
Namibia

Marked for the attention of: The directors

13	Name	Physical Address	Email Address
	Vista Treasury	17 New Church Street	Xxx
Cape Town
8001

Marked for the attention of: Johann Enslin

14	Name	Physical Address	Email Address
	K2021	4 Harris Road	xxx
Sandton
Johannesburg
Gauteng
2196

Marked for the attention of: Steven John Heilbron

CLIFFE DEKKER HOFMEYR

15	Name	Physical Address	Email Address
	CCMS	4 Harris Road	xxx
Sandton
Johannesburg
Gauteng
2196

Marked for the attention of: Steven Heilbron

CLIFFE DEKKER HOFMEYR

Annexure E

Key Executives

Name	Surname	Entity	Job Title
Steven	Heilbron	CCMS	Chief Executive Officer
Roxanne	Greenbaum	Main Street 1723	HR Manager
Myrna	Heunis	Main Street 1723	Legal Manager
Zwelakhe	Gumede	CCMS	Finance Manager
Lesley	Willenburg	Main Street 1723	Finance Manager
Francois	Henning	Main Street 1723	Group Operations Manager
Nkululeko	Mvusana	Main Street 1723	CEO Sandulela & Business Development of Kazang
Julian	Van Reenen	Main Street 1723	Chief Financial Officer
Grant	Carter	Main Street 1723	Chief Information Officer
Fred	Cresswell	Main Street 1723	National Sales Director
Timo	Hansen	CCMS	Head of Business Development
Revasan	Reddy	CCMS	GM - IT
Lauren	Rayne	CCMS	GM - Sales & Service
Mark	Templemore-Walters	CCMS	Operations Director
Neil	Davis	CCMS	Chief Financial Officer
Martin	Wright	Main Street 1723	Chief Executive Officer
Louis	Van Heerden	Main Street 1723	General Manager
Pierre	Liebenberg	Deposit Manager	GM - Solutions Development and Manufacturing

CLIFFE DEKKER HOFMEYR

Annexure F

Calculation Certificate

1 INTERPRETATION

Capitalised terms in this certificate, unless the context otherwise requires, shall bear the meaning ascribed to them in the Agreement.

2 PURCHASE CONSIDERATION DETERMINATION

Item	Rand
Enterprise value	4,800,000,000
Cash	177,070,683
Bank loans	(857,515,782)
Debt like item: Net current tax payable	(3,284,665)
Debt like item: Wear and tear allowance	(23,773,499)
Debt like item: Aggregate amount paid by CCMS in respect of the redemption of the Cash Connect Preference Shares referred to in clause 2.1.103.3 of the Agreement	(26,445,948)
Debt like item: Tax exposure on intercompany loan	(2,079,589)
Kazang Botswana minority interest	(15,253,608)
Net working capital adjustments	(26,798,172)

Management Beneficiaries (Shares): aggregate amount under the award agreements to be entered into between Purchaser Holdco and each of the Management Beneficiaries under Purchaser Holdco's existing stock incentive plan, which award agreements are referred to in clause 4.1.8 of the Sale of Shares Agreement

(R138,660,000)

Management Beneficiaries (Cash): aggregate amount under the cash bonus award agreements to be entered into between CCMS and Main Street 1723 and certain or all of the Management Beneficiaries, which cash bonus award agreements are referred to in clause 4.1.8 of the Sale of Shares Agreement

(R37,200,000)
Acquisition of the remaining shares in Deposit Manager from Pierre Liebenberg and Alan Serrurier	(R12,500,000)
Restraint Consideration	(R150,000,000)
Base Equity Value	3,683,559,419
Plus the Botswana Adjustment Amount	*
Plus the Wear & Tear Adjustment Amount	*

Less Third Party Costs:

1. the amount referred to in clause 2.1.138.1 of the Agreement, being 50% of the costs of and associated with the filing of the Merger Notification referred to in clause 7.7 of the Agreement;

*

2. the amount referred to in clause 2.1.138.2 of the Agreement, being the lesser of: (i) 50% of the actual amount paid by the Purchaser as a once off premium under the Insurance Policy and (ii) R4,000,000; and

*

3. any third party fees, expenses or other costs incurred by the Target Group referred to in clause 2.1.138.3 of the Agreement (any third party fees, expenses or other costs in excess of R25,000,000 will be regarded as Leakage)

*

CLIFFE DEKKER HOFMEYR

Less Leakage	*
Closing Equity Value	*
Plus Escalation Amount	*
Purchase Consideration as at the Closing Date	*

*  Actual aggregate amount to be inserted in accordance with clause 16 of the Sale of Shares Agreement.

____________________________________	____________________________________
Name: for and on behalf of the Purchaser Date:	Name: Steven John Heilbron for and on behalf of the Sellers Date:

CLIFFE DEKKER HOFMEYR